EXHIBIT 99.1

EXECUTION VERSION

Dated 2 October 2012

RESTRUCTURING AGREEMENT

between

TORM A/S

TORM SINGAPORE PTE. LTD.

THE FINANCIAL INSTITUTIONS NAMED HEREIN
as Original Lenders

THE COMPANIES AND INSTITUTIONS NAMED HEREIN
as Original Time-Charter Owners

THE COMPANIES AND INSTITUTIONS NAMED HEREIN
as Original Bareboat Owners

THE EXISTING SECURITY AGENTS

THE FACILITY REPRESENTATIVES

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Underwriting Super Senior Providers

THE HEDGING BANKS

DANSKE BANK A/S
acting as Co-ordinator

DANSKE BANK A/S
acting as proposed Administrative Agent

and

NORDEA BANK DANMARK A/S
acting as proposed Security Agent

White & Case llp
5 Old Broad Street
London EC2N 1DW

(i)

36.	Enforcement	64
37.	Counterparts	65
	Schedule 1 The Parties	66
	Part A The Original Obligors
	Part B The Original Lenders
	Part C Original Time-Charter Owners
	Part D Original Bareboat Owners
	Part E The Existing Security Agents
	Part F The Facility Representatives
	Part G The Underwriting Super Senior Providers
	Part H The Hedging Banks
	Schedule 2 Bareboat Agreements	67
	Schedule 3 Charter Agreements	68
	Schedule 4 collateral pool and Existing Transaction Security	69
	Part A Collateral Pools
	Part B Existing Transaction Security
	Schedule 5 MARKET RATE	79
	Schedule 6 Conditions	80
	Schedule 7 Corporate Reorganisation	81
	Schedule 8 GENERAL UNDERTAKINGS	82
	Schedule 9 Form of Irrevocable undertaking	84
	Part A Irrevocable Undertaking
	Part B Irrevocable Undertaking
	Part C Undertaking Amendment and Assignment Deed
	Schedule 10 IMPLEMENTATION PLAN	85
	Schedule 11 Forms of Charterparty Amendments	86
	Part A Option A Bareboat Amendments
	Part B Option A Time-Charter Amendments
	Part C Option B Bareboat Amendments
	Part D Option B Time-Charter Amendments
	Part E Option C Bareboat Amendments
	Part F Option C Time-Charter Amendments
	Part G Form of Instructing Charterparty Amendment for BW Shipping Parties
	Part H Form of Instructing Charterparty Amendment for MPC Parties
	Part I Form of Instructing Charterparty Amendment for Prime Marine Parties
	Part J Form of Instructing Charterparty Amendment for FSL Parties
	Part K Form of Instructing Charterparty Amendment for Maas Capital Parties
	Schedule 12 SUBSCRIPTION INTENT FORM	87
	Schedule 13 form of assignment deed	88
	Schedule 14 Restructuring Documents	89
	Schedule 15 HIVE DOWN DOCUMENTS	90

(ii)

THIS RESTRUCTURING AGREEMENT (the “Agreement”) is dated 2 October 2012 and made between:

(1)	TORM A/S, a Danish company with company registration number CVR 22460218 and registered address at Tuborg Havnevej 18, DK-2900 Hellerup, Denmark (the “Company”);

(2)	TORM SINGAPORE PTE. LTD., a limited liability company duly incorporated under the laws of Singapore, whose registered office is at 6 Battery Road #27-02, Singapore 049909 and having UEN No. 200401555Z (“Torm Singapore”);

(3)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders under the Existing Facility Agreements (as defined below) (the “Original Lenders”);

(4)	THE COMPANIES AND INSTITUTIONS listed in Part C of Schedule 1 (The Parties) as owners of vessels time-chartered to the Company under the Charter Agreements (as defined below) (the “Original Time-Charter Owners”);

(5)	THE COMPANIES AND INSTITUTIONS listed in Part D of Schedule 1 (The Parties) as owners of vessels bareboat chartered to the Company and/or Torm Singapore (the “Original Bareboat Owners”);

(6)	THE EXISTING SECURITY AGENTS listed in Part E of Schedule 1 (The Parties);

(7)	THE FACILITY REPRESENTATIVES listed in Part F of Schedule 1 (The Parties);

(8)	THE FINANCIAL INSTITUTIONS listed in Part G of Schedule 1 (The Parties) as the underwriters of the Super Senior Facility (as defined below) (the “Underwriting Super Senior Providers”);

(9)	THE FINANCIAL INSTITUTIONS listed in Part H of Schedule 1 (The Parties) as hedging banks (the “Hedging Banks”);

(10)	DANSKE BANK A/S as co-ordinator of the Parties as appointed pursuant to this Agreement (the “Co-ordinator”);

(11)	DANSKE BANK A/S as proposed administrative agent (the “Administrative Agent”) to be appointed pursuant to the Framework Agreement; and

(12)	NORDEA BANK DANMARK A/S as proposed security agent of the Finance Parties (the “Security Agent”) to be appointed pursuant to the Intercreditor Agreement.

RECITALS:

(A)	Following a period of financial difficulties, the Company, the Co-ordinating Committee and certain of the Charterparty Owners and the Bareboat Owners entered into the Restructuring Heads of Terms and have been in negotiations, with the objective of reaching an out-of-court agreement for the financial restructuring of the Company and the Group.

(B)	As at the date hereof certain defaults and/or close-out rights have either occurred and are continuing under each of the Existing Finance Documents or are anticipated by the Company to occur as a consequence of the Restructuring.

(C)	The Parties have agreed in principle to the terms of a restructuring which include, inter alia, a restructuring of the Existing Facilities and Hedging Exposures and the capital and corporate structure of the Group, the entry into the Charterparty Amendments, the provision of the Super Senior Facility, the dilution of the share capital of the Company held by the Existing Shareholders and the subscription for the New Equity by the Participants and the Undertaking Parties.

(D)	This Agreement sets out the basis upon which the Parties shall facilitate the implementation of the Restructuring, which is vital for the continuation of the Group’s business activities.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

Terms used in this Agreement or in the Implementation Plan shall have the meaning ascribed to them below:

“1992 ISDA Master Agreement” means the Master Agreement (Multicurrency Cross Border) as published by the International Swaps and Derivatives Association, Inc.

“2002 ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

“Above Market Claims” means with respect to each Bareboat Agreement or Charter Agreement, the sum of:-

(a)	any Pre-Signing Roll Up; and

(b)	on the Signing Date, or in relation to an Undertaking Party the date on which an Undertaking Party signs an Irrevocable Undertaking, the difference (expressed as a positive number) between the Charter Hire Rate or the Bareboat Hire Rate and the actual market rate calculated from the date on which a Charterparty Owner or Bareboat Owner becomes bound by this Agreement or an Irrevocable Undertaking (as applicable) to the specified contractual end date of such Bareboat Agreement or Charter Agreement.

“Adjusted Market Rate” means in respect of a Charter Agreement or a Bareboat Agreement of an Original Bareboat Owner or an Original Time-Charter Owner, the short term adjusted daily charter hire rates under the Charter Agreements and the Bareboat Agreements set out in the column headed “Adjusted Market Rate ($/Day)” in Part C of Schedule 1 (Parties), Part D of Schedule 1 (Parties) as applicable.

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“Admission” has the meaning given to it in paragraph 30.1 (Listing of Shares) of the Implementation Plan.

“Affected Hedging Payment” means any scheduled payment of any sum under any Hedging Agreements, which would otherwise have become due and payable at any time prior to or during the Restructuring Period.

“Affected Interest Period Instalment” means any instalment of interest for the end of any interest period under any Existing Facility, which would otherwise have become due and payable at any time prior to or during the Restructuring Period.

“Affected Principal Instalment” means any instalment of principal under any Existing Facility which would otherwise have become due and payable at any time prior to or during the Restructuring Period.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agents” means the Administrative Agent, the Security Agent, the Super Senior Agent, each Facility Representative and each of the Existing Security Agents and “Agent” means any of them unless otherwise specified, in each case to the extent such person is acting in such capacity.

“AGM” means the annual general meeting of the Company held on 23 April 2012.

“Agreed Entitlement Schedules” means the schedules set out at Schedule 4 (Agreed Entitlement Schedules) of the Implementation Plan.

“Agreed Form” means the form of a document that has received written approval to the Co-ordinator from each of the parties thereto.

“Agreed Debts” means the aggregate agreed claim of all Charterparty Owners and Bareboat Owners of $190,000,000 representing the net present value of the Initial Above Market Claims agreed to be paid pursuant to Clause 25 (Agreed Debts) of this Agreement and under each Irrevocable Undertaking, by the Company to each relevant Charterparty Owner or Bareboat Owner.

“Anticipated Restructuring Effective Date” has the meaning given to it in paragraph 13.1 (Closing Notice) of the Implementation Plan.

"Assigned Receivables" means:-

(a)	in relation to an Electing Charterparty Owner or Electing Bareboat Owner, the total amount of the Agreed Debts to which it is entitled, less the Retained Receivables; and

(b)	in relation to a Charterparty Owner or Bareboat Owner that has elected not to receive Charterparty Shares, all of the Agreed Debts to which it is entitled in accordance with this Agreement.

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“Assignment Deeds” means the assignment deed for each Original Bareboat Owner and each Original Time-Charter Owner entered into in accordance with paragraph 8 (Assignment Deeds and Release and Reassignment Deed) of the Implementation Plan in substantially the form set out in Schedule 13 (Form of Assignment Deed) .

“Applicable Law” means (a) applicable national, community (including the laws of the European Community) international or supranational conventions, treaties, laws, rules, statutes, decrees, acts, codes, legislation, treaties, directives, decisions, regulations, rules and similar instruments (including, without any limitation whatsoever, all Environmental Law, international maritime laws, the ISM Code, the ISPS Code, the STCW Code and all conditions and recommendations of the Classification Society) and, in respect of any of the foregoing, any instrument passed in substitution therefor or for the purposes of consolidation thereof with any other instrument or instruments; and (b) applicable final judgments, orders, determinations or awards of any court, arbitral body, administrative body or tribunal from which there is no right of appeal or if there is a right of appeal such appeal is not prosecuted within the allowable time.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Bareboat Agreement” means each of the bareboat charters entered into by the Charterers set out in Schedule 2 (Bareboat Agreements) as the same may have been or may be amended from time to time.

“Bareboat Amendments” means the amendments to the Bareboat Agreements as required by the Charterparty Restructuring to incorporate (corresponding to each Bareboat Election) each necessary amendment to a Bareboat Agreement including (without limitation) the Option A Bareboat Amendments, the Option B Bareboat Amendments and the Option C Bareboat Amendments (as applicable), and all other terms contemplated by the Restructuring Heads of Terms to be entered into pursuant to paragraph 7 (Original Time-Charter Owners and Original Bareboat Owners) of the Implementation Plan (including without limitation any piracy related provisions and the cancellation of any extension or purchase option in favour of the Company).

“Bareboat Election” means the election made by each Original Bareboat Owner and notified to the Company and the Co-ordinator pursuant to paragraph 7.2 (Bareboat Election) of the Implementation Plan.

“Bareboat Hire Rate” means the existing contractual daily charter hire rate (in $) set out in each Bareboat Agreement prior to the Restructuring Effective Date or if it has been agreed that the hire rate set out in the relevant Bareboat Amendment takes effect prior to the Restructuring Effective Date as set out in the relevant Bareboat Agreement prior to such Bareboat Amendment becoming effective, and set out in the column entitled “Bareboat Hire Rate ($/Day)” of Schedule 2 (Bareboat Agreements).

“Bareboat Owners” means each Original Bareboat Owner and each Undertaking Bareboat Owner.

“Board” means the board of directors of the Company.

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“Board Release Letter” has the meaning given to such term in paragraph 9.1 (Release of Board) of the Implementation Plan.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Copenhagen, Singapore, Beijing and New York.

“BW Shipping Parties” means Rainwood Company S.A., Acland Company S.A. and Gifford Company S.A.

“CEXIM Facility” has the meaning given to such term in Part B of Schedule 1 (Parties) of this Agreement.

“Charter Agreements” means each of the time-charterparty agreements entered into by the Company listed in Schedule 3 (Charter Agreements) as the same may have been or may be amended from time to time.

“Charterers” means the Company and Torm Singapore.

“Charter Hire Rate” means the existing contractual daily charter hire rate (in $) set out in each Charter Agreement prior to the Restructuring Effective Date, or if it has been agreed that the hire rate set out in the relevant Charterparty Amendment takes effect prior to the Restructuring Effective Date, the rate as set out in the relevant Charterparty Agreement prior to the Charterparty Amendment becoming effective, and set out in the column entitled “Charter Hire Rate ($/Day)” of Schedule 3 (Charter Agreements).

“Charterparty Agreed Entitlements Schedule” has the meaning given to it in paragraph 17.2 (Initial Charterparty Owner and Bareboat Owner Allocation) of the Implementation Plan.

“Charterparty Amendments” means each of the Bareboat Amendments, the Time-Charter Amendments and the Instructing Charterparty Amendments.

“Charterparty Costs Cap” means $4,900,000.

“Charterparty Election” means the election made by each Original Time-Charter Owner and notified to the Company and the Co-ordinator pursuant to paragraph 7.1 (Charterparty Election) of the Implementation Plan.

“Charterparty Owner Costs” means all those evidenced reasonable fees, costs and expenses (including disbursements and any applicable VAT) incurred by the Original Time-Charter Owners and Original Bareboat Owners in relation to the negotiation, documentation and consummation of the Restructuring both prior to and during the Restructuring Period which taken in aggregate with the Majority Charterparty Adviser Costs shall not exceed the Charterparty Costs Cap.

“Charterparty Owners” means each Original Time-Charter Owner and each Time-Charter Undertaking Owner.

“Charterparty Relevant Percentage” means for each Charterparty Owner and Bareboat Owner its pro rata amount, expressed as a percentage, of the total aggregate amount of Initial Above Market Claims in relation to all Charter Agreements and Bareboat Agreements as set out in Schedule 2 (Relevant Percentages) of the Implementation Plan.

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“Charterparty Restructuring” means a restructuring of the Charter Agreements and the Bareboat Agreements in accordance with the Restructuring Heads of Terms (together with a temporary reduction in relevant Charterparty Hire Rates and Bareboat Hire Rates), this Agreement and the Irrevocable Undertakings through the entry into the Bareboat Amendments, the Time-Charter Amendments and the Instructing Charterparty Amendments and the right, but not the obligation, to elect to subscribe for Charterparty Shares.

“Charterparty Scheme” means a restructuring of the Charter Agreements and/or the Bareboat Agreements by way of Scheme of Arrangement pursuant to which some or all Charterparty Owners (including any Non Consenting Charterparty Owners) and some or all Bareboat Owners (including any Non Consenting Bareboat Owners) shall become bound by the terms of the Charterparty Restructuring and pursuant to which Non Consenting Charterparty Owners or Non Consenting Bareboat Owners will, in the absence of any actual election, be deemed to have elected to become Option C Charterparty Owners or Option C Bareboat Owners (as the case requires) which will be on equivalent economic terms as the Restructuring Terms as set out in this Restructuring Agreement and the Implementation Plan.

“Charterparty Share Issuance” has the meaning given to it in paragraph 27.1(c)(iii) of the Implementation Plan.

“Charterparty Shares” means a percentage of the New Equity (representing up to 19% of the total share capital of the Company following the Restructuring Effective Date and the issuance of the New Equity in accordance with the Restructuring Heads of Terms) to be allocated to each Charterparty Owner and Bareboat Owner who elects by signing the Subscription List to receive its allocated amount of Charterparty Shares corresponding to their Charterparty Relevant Percentage of such shares in accordance with the Charterparty Restructuring and as set out in the Implementation Plan, such equity allocation subject to adjustment in light of the Charterparty Election or Bareboat Election (as appropriate).

“Classification Society” means Lloyds Register, Det Norske Veritas and American Bureau of Shipping or a classification society which is a member of the International Association of Classification Societies.

“Completion Declaration” shall have the meaning given to it in paragraph 21.2 of the Implementation Plan.

“Closing Notice” shall have the meaning given to such term in paragraph 13.1 (Closing Notice) of the Implementation Plan.

“Collateral Pool” means, in relation to an Existing Facility Agreement, (a) prior to the Restructuring Effective Date, the Vessels set out in Part A of Schedule 4 (Collateral Pool and Existing Transaction Security); and (b) following the Restructuring Effective Date, the Vessels owned by each relevant Vesselco following the Corporate Reorganisation, financed by such Existing Facility Agreement and secured by the Existing Transaction Security and the New Transaction Security (as the case may be).

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“Commercial Facility” has the meaning given to it in Part B of Schedule 1 (The Parties).

“Company Advisors” means the legal and financial advisors of the Company including (without limitation), Deloitte Statsautoriseret Revisionspartnerselskab, Gorrissen Federspiel, Skadden, Arps, Slate, Meagher & Flom LLP, Evercore Partners Inc, Rodyk & Davidson LLP, Moelis & Company UK LLP, Moelis & Company International Holdings LLC, Lett Advokatfirm, Lundsgaard & Partners, Alix Partners, and any other local and special counsel of the Company.

“Company Advisor Costs” means all those evidenced reasonable fees, costs and expenses (including disbursements and any applicable VAT) incurred and unpaid with respect to the Company Advisors in relation to the negotiation, documentation and consummation of the Restructuring both prior to and during the Restructuring Period.

“Conditions” means the conditions set out in Schedule 6 (Conditions).

“Confidential Information” means all written information relating to the Group, the Finance Documents, the Charter Agreements, the Bareboat Agreements, the Restructuring Documents, the Restructuring, this Agreement or any of the transactions contemplated by this Agreement (including the Charterparty Amendments and the Bareboat Amendments) of which a Party becomes aware in its capacity as, or for the purpose of becoming, a Party or which is received by a Party in relation to, or for the purpose of becoming a Party under this Agreement from either:

(a)	any Group Member or any of its advisers; or

(b)	another Party, if the information was obtained by that Party directly or indirectly from any Group Member or any of its advisers,

and includes any document, electronic file or any other way of representing or recording information in writing which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Party of Clause 34 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any Group Member or any of its advisers; or

(iii)	is known by that Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Party after that date, from a source which is, as far as that Party is aware, unconnected with the Group and which, in either case, as far as that Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Convening Notice” has the meaning given to it in paragraph 12.1 (Notice of Signing) of the Implementation Plan.

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“Co-ordinating Committee” means the co-ordinating committee appointed by the Original Lenders to participate in and coordinate the negotiations with the Company in order to explore the possibilities of a work-out of the financial difficulties of the Group, consisting of Danske Bank A/S, Nordea Bank Danmark A/S, Danmarks Skibskredit A/S and HSH Nordbank AG.

“Co-ordinating Committee Costs” means all those evidenced reasonable fees, costs and expenses (including disbursements and any applicable VAT) of the Co-ordinating Committee, in relation to the negotiation, documentation and consummation of the Restructuring both prior to and during the Restructuring Period which are payable by the Company pursuant to the coordinating committee appointment letter dated 14 November 2011 pursuant to which the Co-ordinating Committee was appointed.

“Corporate Reorganisation” means a corporate reorganisation pursuant to which the following steps which must be completed as a condition precedent to the issuance of a Convening Notice:-

(a)	the Company shall incorporate or cause to be incorporated:-

(i)	Vessel Holdco for the purposes solely of being the 100% limited partner of each Danish Vesselco and 100% shareholder of each Singaporean Vesselco;

(ii)	up to ten separate Vesselcos that will own the assets financed and secured by each Existing Facility Agreement (provided that the Lenders under the Sinosure Facility and the Commercial Facility shall be entitled to elect whether or not to participate in the Hive Down with respect to their Collateral Pool) following the Restructuring as specified in the Structure Papers;

(iii)	up to five Torm GPs which shall be general partners in each Danish Vesselco; and

(iv)	Torm GP ApS which shall be a general partner in Vessel Holdco,

(b)	on the Restructuring Effective Date, the Original Obligors (or either of them) shall transfer by contribution in kind:

(i)	the assets being the subject of each Collateral Pool (provided that the Lenders under the Sinosure Facility and the Commercial Facility shall be entitled to elect whether or not to participate in the Hive Down with respect to their Collateral Pool) in respect of Danish and Norwegian registered Vessel(s) to a separate Danish Vesselco; and

(ii)	the assets being the subject of each Collateral Pool (provided that the Lenders under the Sinosure Facility and the Commercial Facility shall be entitled to elect whether or not to participate in the Hive Down with respect to their Collateral Pool) in respect of Singaporean registered Vessels to a separate Singaporean Vesselco, in each case, in a manner which in all material respects is consistent with the Structure Papers;

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(c)	the Company, Vessel Holdco, each Danish Vesselco and each Singaporean Vesselco, each Torm GP ApS and Torm GP shall provide such New Transaction Security Documents as specified in the New Finance Documents; and

(d)	the waiver and release of certain intercompany debts owed by the Company to Torm Singapore.

For the avoidance of doubt and illustrative purposes a structure chart showing the outline structure of the Group before (in Part A of Schedule 7) and after (in Part B of Schedule 7) the Corporate Reorganisation is set out at Schedule 7 (Corporate Reorganisation).

“Cure Period” means the period of 3 Business Days from the date of receipt by the Company and the Co-ordinator of a Notice to Terminate.

“Current Interest Period” means the current interest period in relation to any loan under the Existing Facility Agreements.

“Danish Vesselco” means each Danish K/S company of which Vessel Holdco shall be 100% limited partner incorporated in accordance with the Implementation Plan and the Structure Papers.

“Debt Documents” means each of the Existing Finance Documents, the Charter Agreements and the Bareboat Agreements.

“Declining Notice” means a notice in substantially the form attached at Schedule 9 (Form of Declining Notice) of the Implementation Plan.

“Dispute” has the meaning given to that term in Clause 36 (Enforcement).

“DKK” means Danish Kroner, the lawful currency of Denmark.

“Early Termination Amount” has the meaning given to it in paragraph 6.4 (Hedging Framework and Accession Agreement) of the Implementation Plan.

“Early Termination Notice” has the meaning given to it in paragraph 15.1 of the Implementation Plan.

“Electing Bareboat Owner” means each Bareboat Owner which has made a Bareboat Election to participate in the Charterparty Restructuring and which shall subscribe for Charterparty Shares either itself or via its Nominated Affiliate pursuant to the entry into the Subscription List

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"Electing Charterparty Owner" means each Charterparty Owner which has made a Charterparty Election to participate in the Charterparty Restructuring and which shall subscribe for Charterparty Shares either itself or via its Nominated Affiliate pursuant to the entry into the Subscription List.

“Election Notice” means a written notice substantially in the form set out in Schedule 5 (Election Notice) of the Implementation Plan.

“Enforcement Action” means:

(a)	in relation to any Existing Finance Document:

(i)	the acceleration of any Exposure or Hedging Exposure or the making of any declaration that any Exposures or Hedging Exposures are prematurely due and payable or payable on demand;

(ii)	the making of any demand against any Group Member under any guarantee or surety provided by that Group Member;

(iii)	the exercise of any right of set-off, account combination or payment netting against any Group Member in respect of any Exposure or Hedging Exposure other than ordinary netting under any swap or derivative contract;

(iv)	the suing for, commencing or joining of any legal or arbitration proceedings against any Group Member to recover any Exposure or Hedging Exposure, including but not limited to, any arrest of any Vessel;

(v)	the taking of any steps to enforce or require the enforcement of any Security granted by any Group Member (including any arrest of any Vessel or any other enforcement of any mortgage over any Vessel or any other asset of any Group Member, the crystallisation of any floating charge or redirecting the earnings of any Vessel or other assets of any Group Member), except for any enforcement of assignment of insurances in relation to a total loss or other significant insured event or any action that may be necessary to protect the value or condition of any Vessel or to prevent the illegal operation or the arrest by third parties of the Vessel or the enforceability of any Security created pursuant to an Existing Transaction Security Document;

(b)	in relation to any Charter Agreement or Bareboat Agreement:

(i)	the making of any demand (other than a normal invoice for payment of charter hire at the Adjusted Market Rate) against the Charterers in relation to any payments required under the terms of the Charter Agreements or Bareboat Agreements;

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(ii)	the suing for, commencing or joining of any legal or arbitration proceedings against the Charterers in relation to the Charter Agreements or Bareboat Agreements, including, but not limited to, any arrest of any Vessel;

(iii)	the taking of any step to terminate or repudiate any Charter Agreement or Bareboat Agreement;

(c)	the premature termination or close-out of any swap or derivative transaction entered into with any Group Member (other than any agreed close-out of the Hedging Agreements envisaged by the Restructuring and set out in the Implementation Plan); or

(d)	the petitioning, applying or voting for any Insolvency Proceedings in relation to the Company or any Group Member.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“European Lenders” means each of Danske Bank A/S, Danmarks Skibskredit A/S, Nordea Bank Danmark A/S, Nordea Bank Finland Plc., BNP Paribas, HSH Nordbank AG, Skandinaviska Enskilda Banken AB (publ), Deutsche Bank AG Filiale Deutschlandgeschäft and Handelsbanken (Branch of Svenska Handelsbanken AB (publ), Sweden).

“Exchange” means the Nasdaq OMX Copenhagen A/S.

“Existing Facilities” means the facilities made available under the Existing Facility Agreements.

“Existing Facility Agreements” means those existing credit agreements of the Company and/or Torm Singapore as set out in column 1 of Part B of Schedule 1 (The Parties).

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“Existing Facility Amendment Terms” shall mean the summary heads of terms of the Framework Agreement set out in Schedule 1 (Restructuring Terms) to the Implementation Plan.

“Existing European Facilities” means the Existing Facilities of which the European Lenders are the lenders.

“Existing Finance Documents” means:

(a)	each Existing Facility Agreement;

(b)	each Hedging Agreement;

(c)	each Existing Transaction Security Document; and

(d)	the “Finance Documents”, “Financing Documents”, “Financing Agreements” or “Security Document” as defined in any Existing Facility Agreement and the documents included in any analogous definition in any Existing Facility Agreement.

“Existing Security Agent” means, with respect to any Existing Facility Agreement, the person (if any) appointed as the security agent or the security trustee of the Lenders in relation to such Existing Facility under the relevant Existing Finance Documents.

“Existing Security Holder” means each Lender, Facility Representative or Existing Security Agent which holds directly the Existing Transaction Security or which holds the Existing Transaction Security as agent for the relevant Lenders under the relevant Existing Finance Documents.

“Existing Shareholder Entitlement” means the fixed number of shares representing 10% of the total share capital of the Company following the Restructuring Effective Date and the Issuance of the New Equity

“Existing Shareholders” means the existing shareholders of the Company listed on the Company’s register of shareholders from time to time up to the Restructuring Effective Date and prior to the issuance of the New Equity.

“Existing Transaction Security” means the Security directly held or created or expressed to be created in favour of any Existing Security Holder pursuant to the Existing Transaction Security Documents.

“Existing Transaction Security Documents” means each document entered into prior to the Signing Date under which Existing Transaction Security was granted in respect of the obligations of any of the Original Obligors under any of the Existing Finance Documents, as described (without limitation) in Part B of Schedule 4 (Collateral Pool and Existing Transaction Security).

“Expiry Notice” has the meaning given to it in paragraph 15.1 of the Implementation Plan.

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“Exposure” means at any time in relation to a Lender, the aggregate amount of that Lender’s Principal Exposure together with the aggregate amounts of all accrued interest, fees and commission owed to it with respect to each such relevant Existing Facility Agreement to which it is a party at that time due, owing or incurred from time to time by the Company or a Group Member up to and including the Restructuring Effective Date and shall include any Hedging Exposure of a Hedging Bank which is added to the Exposures under the Existing Facility Agreements following the Hedging Capitalisation and, if required, the accession of such Hedging Bank as a lender under the relevant Existing Facility Agreement.

“Extension Option” means any purchase option or extension option in favour of the relevant Charterer under any Bareboat Agreement.

“Facilities” means the Existing Facilities and the Super Senior Facility.

“Facility Agreements” means the Existing Facility Agreements and the Super Senior Facility Agreement and “Facility Agreement” means any of them.

“Facility Representatives” means:

(a)	with respect to each of the Existing Facilities referred to in Part B of Schedule 1 (The Parties), the person appointed as the agent of the creditors in relation to such Existing Facility under the Existing Finance Documents relating to such Existing Facility and as set out in Part F of Schedule 1 (The Parties); and

(b)	with respect to each other Existing Facility, each Lender with an exposure under that Existing Facility.

“Finance Documents” means each New Finance Document and each Existing Finance Document.

“Finance Party” means the Security Agent, each Facility Representative, each Existing Security Holder, each Hedging Bank and each Lender.

“Financial Restructuring” means the restructuring of the Existing Facilities, the Hedging Exposures and the provision of the Super Senior Facility in accordance with this Agreement and the Implementation Plan, in particular by the provision by all or certain of the Lenders to the Original Obligors of a Super Senior Facility, and the amendment and harmonisation of key terms of the Existing Facility Agreements by the entry by the Finance Parties into the Framework Agreement and the Intercreditor Agreement, in consideration of which the Lenders shall have the right (but not the obligation) to subscribe for the Lender Shares and to receive their allocation of the Restructuring Fee and an assignment of the Assigned Receivables which together with each Lender’s allocation of the Assigned Receivables, shall be exclusively for the purposes of conversion into their proportion of Lender Shares out of New Equity (save that any Lender may decline any share subscription (in full or in part) if it so wishes).

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“Framework Agreement” means the framework agreement to be entered into pursuant to paragraph 6.1 (Framework Agreement) of the Implementation Plan on or before the Restructuring Effective Date.

“FSL Parties” means FSL – 25 Ptw. Ltd and FSL – 26 Pte. Ltd.

“General Undertakings” means those undertakings set out in Schedule 8 (General Undertakings).

“Group” means the Company and its Subsidiaries from time to time.

“Group Member” means a member of the Group.

“Hedging Agreements” means any and all hedging documents entered into by the Company or a Group Member with a Hedging Bank whether based on an ISDA Master Agreement or otherwise, including without limitation those listed in Part H of Schedule 1 (The Parties).

“Hedging Capitalisation” has the meaning given to it in paragraph 22 (Termination of Hedging Exposures) of the Implementation Plan.

“Hedging Documents” means each Early Termination Notice, each Expiry Notice and the Hedging Framework and Accession Agreement.

“Hedging Exposure” means at any time the aggregate amount of any liabilities or obligations owing to a Hedging Bank in respect of any Hedging Agreements.

“Hedging Framework and Accession Agreement” means the hedging framework and accession agreement to be entered into pursuant to paragraph 6.4 (Hedging Framework and Accession Agreement) of the Implementation Plan which shall be entered into by each relevant Hedging Bank, Lender, Original Obligor and Agents (as applicable) once in Agreed Form.

“Hive Down” shall have the meaning given to such term in paragraph 23.1 of the Implementation Plan.

“Hive Down Documents” means all documents necessary to implement the Corporate Reorganisation and the steps set out in paragraph 23 (Hive Down) of the Implementation Plan in a manner consistent with the Structure Papers as set out in Schedule 15 (Hive Down Documents) of the Implementation Plan together with such other supplemental material documents that are agreed between the Original Obligors and the Finance Parties in accordance with paragraph 5.2 (Incorporation of Vessel Holdco and Vesselcos and List of Hive Down Documents) and any documents that the Finance Parties may reasonably require to implement the Hive Down.

“Holding Company” means, in relation to a company, corporation, limited liability partnership or other legal entity, any other company, corporation limited liability partnership or other legal entity in respect of which it is a Subsidiary.

“Implementation Plan” means the plan for the implementation of the Restructuring and the Corporate Reorganisation set out in Schedule 10 (Implementation Plan) to this Agreement.

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“Initial Above Market Claims” means with respect to each Charterparty Owner and Bareboat Owner, the sum set out in the column headed “Initial Above Market Claims” in Schedule 2 (Bareboat Agreements) and Schedule 3 (Charter Agreements) as applicable being the calculation as at 30 April 2012 of the sum of:

(a)	the difference between the Charter Hire Rate or the Bareboat Hire Rate in respect of a Charter Agreement or Bareboat Agreement (as the context may require) and the total hire actually paid by the Charterers to the Charterparty Owner or Bareboat Owner (as the context may require) during the period from 1 February 2012 to 30 April 2012; and

(b)	the difference (expressed as a positive number) between the Charter Hire Rate or the Bareboat Hire Rate and the Market Rate calculated from 1 May 2012 to the specified contractual end date of such Bareboat Agreement or Charter Agreement.

“Initial Agreed Entitlement Schedule” has the meaning given to it in paragraph 17.4 (Initial Lender Allocation) of the Implementation Plan.

“Insolvency Event” means in relation to an Original Obligor, that such Original Obligor:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	makes a general assignment, arrangement or composition with or for the benefit of its creditors (other than as contemplated by the terms of the Restructuring);

(c)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, (including, but not limited to, any proceedings under Chapter 11 of the U.S. Bankruptcy Code in the United States of America), or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(d)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (c) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 14 days of the institution or presentation thereof;

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(e)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(f)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(g)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; or

(h)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (g) above.

“Insolvency Proceedings” means any bankruptcy, reconstruction, winding up, dissolution, administration or reorganisation of any Group Member, or any of such Group Member’s assets or a composition, compromise, assignment or arrangement with any creditor of any Group Member or any suspension of payments or moratorium of any indebtedness of any such Group Member, or any other insolvency proceedings or any analogous procedure or step in any jurisdiction (including the appointment of any liquidator, receiver, administrator, trustee or similar officer), including, but not limited to, any proceedings under Chapter 11 of the U.S. Bankruptcy Code in the United States of America, but excluding the standstill provisions and any arrangements or transactions undertaken under or in accordance with the provisions of this Agreement.

“Instructing Charterparties” means the Original Time-Charter Owners and the Original Bareboat Owners.

“Instructing Charterparty Amendments” means the form of addenda to the relevant Charterparty Agreement or Bareboat Agreement corresponding to the Charterparty Owner’s or Bareboat Owner’s relevant Bareboat Election or Charterparty Election amending the terms of the relevant Charterparty Agreement or Bareboat Agreement to be entered into by the relevant Instructing Charterparties and the relevant Charterer in substantially the form attached (allowing for necessary deviations with respect to operational arrangements agreed between the relevant Charterparty Owner and the relevant Charterer):-

(a)	in relation to the BW Shipping Parties, Part G of Schedule 11 (Forms of Charterparty Amendments);

(b)	in relation to the MPC Parties, Part H of Schedule 11 (Forms of Charterparty Amendments);

(c)	in relation to the Prime Marine Parties, Part I of Schedule 11 (Forms of Charterparty Amendments);

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(d)	in relation to the FSL Parties, Part J of Schedule 11 (Forms of Charterparty Amendments); and

(e)	in relation to the Maas Capital Parties, Part K of Schedule 11 (Forms of Charterparty Amendments).

“Insurances” means any and all contracts or policies of insurance and reinsurance required for the ordinary business and international market practice of the Original Obligors, including vessel fleet insurance.

“Intercreditor Agreement” means the intercreditor agreement to be entered into pursuant to paragraph 6.3 (Intercreditor Agreement and New Transaction Security) of the Implementation Plan on or before the Restructuring Effective Date.

“Intercreditor Terms” means the summary heads of terms of the Intercreditor Agreement set out in Schedule 1 (Restructuring Terms) of the Implementation Plan.

“Irrevocable Bareboat Undertaking” means a deed of undertaking in substantially the form attached hereto in:

(a)	Part A of Schedule 9 (Form of Irrevocable Undertaking) together with the Undertaking Amendment and Assignment Deed which shall be entered into by each Bareboat Owner that has executed an Irrevocable Undertaking in the form of Part A of Schedule 9 (form of Irrevocable Undertaking); or

(b)	Part B of Schedule 9 (Form of Irrevocable Undertaking) which includes the same provisions as the Undertaking Amendment and Assignment Deed (including, without limitation, an assignment of the Assigned Debts to which the relevant Bareboat Owner would otherwise be entitled pursuant to the terms of the Irrevocable Undertaking, to be entered into by the owner of a vessel bareboat chartered to a Charterer pursuant to which such vessel owner shall irrevocably agree to do all such things and perform all such acts in order to implement the Charterparty Restructuring.

“Irrevocable Time-Charter Undertaking” means a deed of undertaking in substantially the form attached hereto in:

(a)	Part A of Schedule 9 (Form of Irrevocable Undertaking) together with the Undertaking Amendment and Assignment Deed which shall be entered into by each Time-Charter Undertaking Owner that has executed an Irrevocable Undertaking in the form of Part A of Schedule 9; or

(b)	Part B of Schedule 9 (Form of Irrevocable Undertaking) which includes the same provisions as the Undertaking Amendment and Assignment Deed (including, without limitation, as assignment of the Assigned Debts to which that Time-Charter Undertaking Owner would otherwise be entitled in accordance with the terms of the Irrevocable Undertaking,

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to be entered into by the owner of a vessel time chartered to a Charterer pursuant to which such vessel owner shall irrevocably agree to do all such things and perform all such acts in order to implement the Charterparty Restructuring.

“Irrevocable Undertakings” means the Irrevocable Time-Charter Undertaking and the Irrevocable Bareboat Undertaking (as amended by an Undertaking Amendment and Assignment Deeds as applicable) .

“ISDA Master Agreement” means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

(c)	in relation to any Lender, Hedging Bank, Original Time-Charter Owner or Original Bareboat Owner similar principles, rights and defences under the laws of its jurisdiction of incorporation and of the jurisdiction in which it conducts its business.

“Lenders” means:

(a)	the Original Lenders; and

(b)	following the effectiveness of the Hedging Framework and Accession Agreement and the operation of Clause 13.4(e), each Hedging Bank that becomes a lender under an Existing Facility Agreement.

“Lender Class” means the class of Lenders (including, without limitation, any Hedging Banks in their capacity as Lender following the Hedging Capitalisation) in their capacity as lender under or in relation to the Super Senior Facility, Senior Debt, Subordinated Tranche 1 Debt and/or Subordinated Tranche 2 Debt (each as defined in the Intercreditor Agreement following the entry into the New Finance Documents), following the subscription to the Super Senior Facility and the retranching of the Exposures pursuant to the Framework Agreement.

“Lender Relevant Percentage” means each Lender’s relevant entitlement with respect to each particular Lender Class, expressed as a percentage, to the Lender Shares corresponding to each Exposure it holds (or will hold on the Restructuring Effective Date) and which, pursuant to the Financial Restructuring, shall carry with it an entitlement to subscribe for Lender Shares in such relevant percentage (whether or not such Lender elects to subscribe for its proportion of the Lenders Shares in full or in part).

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“Lender Shares” means a percentage of the New Equity (representing up to 78.5% of the total share capital of the Company following the Restructuring Effective Date and the issuance of the New Equity in accordance with the Restructuring Heads of Terms) which shall be allocated between each of the Lenders on the Restructuring Effective Date in accordance with the Lenders Final Agreed Entitlement Schedules, such equity allocation subject to adjustment in light of the Existing Shareholders Entitlements Charterparty Elections, Bareboat Elections, Undertaking Bareboat Elections and Undertaking Time-Charter Elections and any New Equity otherwise not allocated to any Party or any Non Consenting Bareboat Owner or Non Consenting Charterparty Owner.

“Lender Share Issuance” has the meaning given to it in paragraph 27.1(c)(iii) in the Implementation Plan.

“Lender Standstill Agreements” means:

(a)	the European standstill agreement dated 28 November 2011 as amended, amended and restated, replaced or reinstated from time to time between European Lenders, the Company and Torm Singapore;

(b)	a forbearance letter dated 5 December 2011 as amended, amended and restated, replaced or reinstated from time to time from DBS Bank Limited in its capacity as Lender, Swap Provider and Security Trustee and UniCredit Bank AG in its capacity as Lender, Swap Provider and Agent (as each term is defined therein);

(c)	a forbearance letter dated 5 December 2011 as amended, amended and restated, replaced or reinstated from time to time from DBS Bank Limited in its capacity as Lender and Swap Provider, The Hongkong and Shanghai Banking Corporation Limited in its capacity as Lender and Swap Provider and The Hongkong and Shanghai Banking Corporation Limited in its capacity as Agent (as each term is defined therein); and

(d)	a forbearance letter dated 13 January 2012 as amended, amended and restated, replaced or reinstated from time to time from The Export-Import Bank of China in its capacity as Lender.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984 or other applicable law on limitation.

“Listing” has the meaning given to it in paragraph 30.1 of the Implementation Plan.

“Listing Date” has the meaning given to it in paragraph 30.1 of the Implementation Plan.

“Loan” means a loan made under an Existing Facility or the principal amount outstanding of that loan from time to time.

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“Locked-Up Debt” means with respect to a Lender the aggregate amount of Exposures held by that Lender and, if applicable, any additional amount transferred to it in accordance with Clause 14 (Restrictions on Transfers of Locked-Up Debt and Hedging Exposures).

“Long Stop Date” means 31 October 2012 as may be automatically extended in accordance with paragraph 13.1 (Closing Notice) of the Implementation Plan.

“Majority Signing Charterparties” means the Original Time-Charter Owners and/or Original Bareboat Owners whose Initial Above Market Claims when taken together equals 66.67% or more of the aggregate of the total of all Initial Above Market Claims of all Original Time-Charter Owners and Original Bareboat Owners.

“Majority Charterparty Advisors” means the legal and financial advisors of the Instructing Charterparties including (without limitation), Mazanti-Andersen, Korsø Jensen & Partnere, ABN Amro Securities (USA) LLC, Kirkland & Ellis LLP, Cozen O’Connor and any other local and special counsel of the Instructing Charterparties.

“Majority Charterparty Advisor Costs” means all those evidenced reasonable fees, costs and expenses (including disbursements and any applicable VAT) incurred with respect to the Majority Charterparty Advisors in relation to the negotiation, documentation and consummation of the Restructuring both prior to and during the Restructuring Period up to a maximum aggregate amount which together with the Charterparty Owner Costs, shall not exceed the Charterparty Costs Cap (which amount shall include fixed fees and expenses of $600,000 for Mazanti Andersen, Korsø Jensen & Partner, $800,000 for ABN Amro Securities (USA) LLC, $1,900,000 for Kirkland & Ellis LLP and $175,000 for Cozen O’Connor).

“Majority Lender Parties” means Lenders whose aggregate Principal Exposures total in aggregate at least 66.67% or more of the aggregate Principal Exposures of the Lenders under the Existing Facility Agreements.

“Maritime Registry” means:

(a)	in respect of those Vessels owned by the Company, the Danish International Ship Register and the Norwegian International Ship Registry; and

(b)	in respect of those Vessels owned by Torm Singapore, the Singapore Registry of Ships.

“Market Rate” means in respect of each Charter Agreement or Bareboat Agreement when used in the context of the Initial Above Market Claims, the agreed hire rate set out in Schedule 5 (Market Rate).

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of (i) any Collateral Pool or (ii) the Original Obligors; or

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(b)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“MPC Parties” means Rio Lillehammer Schiffahrsgesellschaft mbH & Co. KG and Rio Luxembourg Schiffahrsgesellschaft mbH & Co. KG.

“New Equity” means all of the new shares in the Company to be issued to each relevant party to implement the Restructuring on the Restructuring Effective Date.

“New Equity Designation Notice” means a notice in substantially the form attached at Schedule 8 (Form of New Equity Designation Notice) of the Implementation Plan.

“New Finance Document” means:

(a)	this Agreement;

(b)	the Super Senior Facility Agreement;

(c)	the Framework Agreement;

(d)	the Intercreditor Agreement;

(e)	each New Transaction Security Document; and

(f)	any other document designated as a “New Finance Document” under the Framework Agreement.

“New Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the New Transaction Security Documents.

“New Transaction Security Documents” means any document entered into on or after the Signing Date and/or the Restructuring Effective Date creating or expressed to create or amend any Security in respect of the obligations owed to the Finance Parties under any of the Finance Documents or New Finance Documents.

“Nominated Affiliate” means a genuine Affiliate of the relevant Participant, nominated by a Lender, a Charterparty Owner, a Bareboat Owner or an Undertaking Party or such other person designated as a nominee to (i) receive its Lender Shares, Charterparty Owner Shares or Bareboat Owner Shares on its behalf (as applicable), and (ii) enter into the Subscription List.

“Non Consenting Bareboat Owner” means any owner of a vessel that has been bare boat chartered to a Charterer and who is neither a party to this Agreement or a signatory of an Irrevocable Bareboat Undertaking and who has not agreed to participate in the Restructuring.

“Non Consenting Charterparty Owners” means any owner of a vessel that has been time-chartered to a Charterer and who is neither a Party to this Agreement or a signatory of an Irrevocable Time-Charter Undertaking and who has not agreed to participate in the Restructuring.

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“Notice Period” has the meaning given to it in paragraph 13.1 (Closing Notice) the Implementation Plan.

“Notice to Terminate” means a notice from an Original Time-Charter Owner and/or an Original Bareboat Owner to the Company copied to the Co-ordinator specifying:

(a)	with respect to any time-chartered or bareboat chartered vessel to which it is the owner, any charter hire not paid by the Company or the relevant Charterer during the Restructuring Period;

(b)	a Reasonable Notice Period has passed following a notice relating to non-payment received in accordance with Clause 27.2 (Original Time-Charter Owner and Original Bareboat Owner Individual Termination) of this Agreement;

(c)	that such unpaid amounts are not subject to any dispute as between the Charterer and the relevant Original Time-Charter Owner and/or Original Bareboat Owner (provided that such fact is true); and

(d)	that such Original Time-Charter Owner and/or Original Bareboat Owner (as the case may be) are electing to exercise their individual right of termination from their rights and obligations under this Agreement should the Company fail to remedy such non payment during the Cure Period.

“Novation Agreement” means the novation agreement to be entered into pursuant to paragraph 6.5 (Novation Agreement) of the Implementation Plan on or before the Restructuring Effective Date.

“Option A Bareboat Amendments” means the template for adoption by each Option A Bareboat Owner (other than an Instructing Charterparty that signs an Instructing Charterparty Amendment) for their Bareboat Agreement which shall include all common amendments necessary to amend each relevant Bareboat Agreement to become compliant in all material respects with the terms of “Option A” as set out in the Restructuring Heads of Terms and in substantially the form (for each type of vessel) as set out in Part A of Schedule 11 (Forms of Charterparty Amendments) allowing for necessary deviations; (i) with respect to the different category of vessels; (ii) to accommodate any differences between the form of each Bareboat Agreement; (iii) to accommodate any necessary amendments to the financial covenants contained therein as may be requested by the lenders of the relevant Bareboat Owner; and (iv) to account for other operational arrangements agreed between the relevant Bareboat Owner and the relevant Charterer.

“Option A Bareboat Owner” means those Bareboat Owners having made a Bareboat Election for “Option A” to the Company and the Co-ordinator in accordance with the Implementation Plan.

“Option A Charterparty Owner” means those Charterparty Owners having made a Charterparty Election for “Option A” to the Company and the Co-ordinator in accordance with the Implementation Plan.

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“Option A Time-Charter Amendments” means the template for adoption by each Option A Charterparty Owner (other than an Instructing Charterparty that signs an Instructing Charterparty Amendment) for their Charter Agreement which shall include all common amendments necessary to amend each relevant Charter Agreement to become compliant in all material respects with the terms of “Option A” as set out in the Restructuring Heads of Terms and in substantially the form (for each type of vessel) as set out in Part B of Schedule 11 (Forms of Charterparty Amendments) allowing for necessary deviations; (i) with respect to the different category of vessels; (ii) to accommodate any differences between the form of each Charter Agreement; and (iii) to account for other operational arrangements agreed between the relevant Charterparty Owner and the relevant Charterer.

“Option B Bareboat Amendments” means the template for adoption by each Option B Bareboat Owner (other than an Instructing Charterparty that signs an Instructing Charterparty Amendment) for their Bareboat Agreement which shall include all common amendments necessary to amend each relevant Bareboat Agreement to become compliant in all material respects with the terms of “Option B” as set out in the Restructuring Heads of Terms and in substantially the form (for each type of vessel) as set out in Part C of Schedule 11 (Forms of Charterparty Amendments) allowing for necessary deviations; (i) with respect to the different category of vessels; (ii) to accommodate any differences between the form of each Bareboat Agreement; (iii) to accommodate any necessary amendments to the financial covenants contained therein as may be requested by the lenders of the relevant Bareboat Owner; and (iv) to account for other operational arrangements agreed between the relevant Bareboat Owner and the relevant Charterer.

“Option B Bareboat Owner” means those Bareboat Owners having made a Bareboat Election for “Option B” to the Company and the Co-ordinator in accordance with the Implementation Plan.

“Option B Charterparty Owner” means those Charterparty Owners having made a Charterparty Election for “Option B” to the Company and the Co-ordinator in accordance with the Implementation Plan.

“Option B Time-Charter Amendments” means the template for adoption by each Option B Charterparty Owner (other than an Instructing Charterparty that signs an Instructing Charterparty Amendment) for their Charter Agreement which shall include all common amendments necessary to amend each relevant Charter Agreement to become compliant in all material respects with the terms of “Option B” as set out in the Restructuring Heads of Terms and substantially in the form (for each type of vessel) as set out in Part D of Schedule 11 (Forms of Charterparty Amendments) allowing for necessary deviations; (i) with respect to the different category of vessels; (ii) to accommodate any differences between the form of each Charter Agreement; and (iii) to account for other operational arrangements agreed between the relevant Charterparty Owner and the relevant Charterer.

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“Option C Bareboat Amendments” means the template for adoption by each Option C Bareboat Owner (other than an Instructing Charterparty that signs an Instructing Charterparty Amendment) for their Charter Agreement which shall include all amendments necessary to amend each relevant Charter Agreement to provide the terms upon which an Option C Bareboat Owner shall have its vessel redelivered by the relevant Charterer in accordance with the Implementation Plan and in substantially the form as set out in Part E of Schedule 11 (Forms of Charterparty Amendments) allowing for necessary deviations: (i) with respect to the different category of vessels; (ii) to accommodate any differences between the form of each Bareboat Agreement; and (iii) to account for other operational arrangements agreed between the relevant Bareboat Owner and the relevant Charterer.

“Option C Bareboat Owner” means those Bareboat Owners having made a Bareboat Election for “Option C” to the Company and the Co-ordinator in accordance with the Implementation Plan.

“Option C Charterparty Owner” means those Charterparty Owners having made a Charterparty Election for “Option C” to the Company and the Co-ordinator in accordance with the Implementation Plan.

“Option C Time-Charter Amendments” means the template for adoption by each Option C Charterparty Owner (other than an Instructing Charterparty that signs an Instructing Charterparty Amendment) for their Charter Agreement which shall include all amendments necessary to amend each relevant Charter Agreement to provide the terms upon which an Option C Charterparty Owner shall have its vessel redelivered by the relevant Charterer in accordance with the Implementation Plan and in substantially the form as set out in Part F of Schedule 11 (Forms of Charterparty Amendments) allowing for necessary deviations; (i) with respect to the different category of vessels; (ii) to accommodate any differences between the form of each Charter Agreement; and (iii) to account for other operational arrangements agreed between the relevant Charterparty Owner and the relevant Charterer.

“Original Obligors” means the Company and Torm Singapore.

“Participants” means each of the Original Lenders, the Hedging Banks, the Original Time-Charter Owners and the Original Bareboat Owners (as applicable).

“Party” means a party to this Agreement.

“Post Restructuring Requirements” means the Listing and all other steps and actions required to be taken and/or implemented pursuant to paragraph 30 (Listing of Shares) of the Implementation Plan.

“Post Signing Roll Up” means the difference between the Charter Hire Rate or Bareboat Hire Rate in respect of a Charter Agreement or Bareboat Agreement (as the context may require) and the total hire actually paid by the Charterers to the Time-Charter Owner or Original Bareboat Owner (as the context may require) during the Post Signing Roll Up Period.

“Post Signing Roll Up Period” means the period from the date on which a Charterparty Owner or Bareboat Owner signs this Agreement or an Irrevocable Undertaking and becomes bound by its terms to the Restructuring Effective Date.

“Pre-Signing Roll Up” means the difference between the Charter Hire Rate or the Bareboat Hire Rate in respect of a Charter Agreement or Bareboat Agreement (as the context may require) and the total hire actually paid by the Charterers to the Charterparty Owner or Bareboat Owner (as the context may require) during the Pre-Signing Roll Up Period.

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“Pre-Signing Roll Up Period” means the period from 1 February 2012 to the Signing Date, or in relation to an Undertaking Party the date on which they enter into an Irrevocable Undertaking, and becomes bound by its terms, to the Restructuring Effective Date.

“Primed Lenders” has the meaning given to it in Clause 24 (Super Senior Facility) of this Agreement.

“Prime Marine Parties” means Maguro Shipping, Inc., Karei Shipping, Inc., Kai Shipping, Inc., Arctic Char Shipping, Inc., Arctic Flounder Shipping Inc. and Kihada Shipping, Inc.

“Principal Exposure” means at any time in relation to an Original Lender, the aggregate amount of that Original Lender’s participation (if any, without double counting) in all principal amounts, whether outstanding or undrawn, under each relevant Existing Facility Agreement as at the Signing Date.

“Process Agents” means:-

(a)	in relation to the Original Obligors, Skadden, Arps, Slate, Meagher & Flom LLP;

(b)	in relation to each of the Original Time-Charter Owners, Original Bareboat Owners and each Finance Party that does not have a place of business in England and Wales (excluding The Export-Import Bank of China), Law Debenture Corporate Services Limited; and

(c)	in relation to The Export-Import Bank of China, SH Process Agents Limited of 1 Finsbury Circus, London, EC2M 7SH.

“Project Phoenix Debt Domain Site” means the password protected, virtual datasite entitled “Project Phoenix – Restructuring Documents”, used to provide access for Participants to relevant communications, Restructuring Documents and information relating to the Restructuring and which is available to authorised subscribers at www.debtdomain.com.

“Pro Rata Percentage” has the meaning given to it in Clause 24.1(a) (Subscription to Super Senior Facility).

“Reasonable Notice Period” means 5 Business Days and shall be deemed to commence upon delivery of notice without regard to any time period set forth in Clause 30 (Notices).

“Receivables Schedule” means the schedule to be provided by the Co-ordinator to each Bareboat Owner and Charterparty Owner who enters into a Deed of Assignment setting out the allocations of the Retained Receivables and the Assigned Receivables in accordance with paragraph 20 (Allocation of Assigned Receivables and Retained Receivables) of the Implementation Plan.

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“Re-Election” means the re-election of an Option A Charterparty Owner or Option B Charterparty Owner pursuant to paragraph 7.1 (Charterparty Election) of the Implementation Plan.

“Re-Election Notice” has the meaning given to such term in paragraph 7.1(c) of the Implementation Plan.

“Regulator” means any merger control or tax authority or any other regulatory body which has jurisdiction in respect of any material aspect of the Restructuring.

"Release and Reassignment Deeds" means the release and reassignment deeds to be obtained by each of the Charterparty Owners and Bareboat Owners with respect to each Bareboat Agreement and Charterparty Agreement, in relation to which a Security interest (including, without limitation, an assignment) has been granted executed by the lender/beneficiary in whose favour such Security interest has been granted..

“Relevant Jurisdiction” means, in relation to an Original Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Percentage” means the relevant Lender Relevant Percentage or the Charterparty Relevant Percentage as applicable.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Restructuring” means the Charterparty Restructuring and the Financial Restructuring.

“Restructuring Advisors” means the legal and financial advisors of the Co-ordinating Committee including (without limitation), Lazard Freres & Co LLC, Ernst & Young, White & Case LLP, Kromann Reumert, Rajah & Tann LLP and any other local and special counsel.

“Restructuring Advisor Costs” means all those evidenced reasonable fees, costs and expenses (including disbursements and any applicable VAT) incurred and unpaid with respect to the Restructuring Advisors in relation to the negotiation, documentation and consummation of the Restructuring both prior to and during the Restructuring Period.

“Restructuring Documents” means all documents, agreements and instruments required to implement and consummate the Restructuring and the Implementation Plan, including those listed in Schedule 14 (Restructuring Documents).

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“Restructuring Effective Date” means the date on which all the Restructuring Documents have been signed and have become effective (excluding the effect of any condition in any Restructuring Document referring to the occurrence of the Restructuring Effective Date), and upon which the Co-ordinator issues a Completion Declaration.

“Restructuring Fee” means the aggregate global fee of DKK 59,031,300 payable by the Company to the Lenders (including any Hedging Bank in its capacity as Lender following the Hedging Capitalisation).

“Restructuring Fee Allocation Letter” means the fee allocation letter to be agreed and executed by way of deed poll by the Company in favour of, and allocating the Restructuring Fee to each of the Lenders (including any Hedging Banks in their capacity as Lender following the effectiveness of the Hedging Framework and Accession Agreement) (or their Nominated Affiliates) who are entitled to subscribe for New Equity in accordance with the Implementation Plan.

“Restructuring Heads of Terms” means the heads of terms for the proposed out of court restructuring of the Company and the Group signed by the Co-ordinating Committee, certain of the Charterparty Owners and Bareboat Owners and the Company and dated 29 March 2012.

“Restructuring Period” means the period from and including the Signing Date to the earliest of (a) the Termination Date, (b) the Long Stop Date and (c) the Restructuring Effective Date.

“Restructuring Shareholders” means each of the Participants as shareholders in the Company following the Restructuring Effective Date.

“Restructuring Terms” means each of the Existing Facility Amendment Terms, the Super Senior Facility Terms, and the Intercreditor Terms.

“Retained Receivables” means the proportion of the Agreed Debts with respect to each Bareboat Agreement or Charterparty Agreement that shall be retained by each of the Charterparty Owners and Bareboat Owners who are entitled, and elect to, subscribe for a proportion of the Charterparty Shares or assigned to its respective Nominated Affiliate pursuant to a New Equity Designation Notice, which shall be converted by such Charterparty Owners and Bareboat Owners into such Charterparty Shares, pursuant to the Subscription List such amount to be proportionate to the amount of Charterparty Shares to which such Charterparty Owner or Bareboat Owner is entitled.

“Roll Up Amounts” means, in respect of a Charter Agreement or Bareboat Agreement, the aggregate of all Pre-Signing Roll Up and all Post Signing Roll Up accrued in respect of such Charter Agreement or Bareboat Agreement.

“Scheme of Arrangement” means a scheme of arrangement under Part 26 of the Companies Act 2006 (UK).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

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“Share Issuance” means the issuance of the New Equity by the Company in accordance with the Lender Share Issuance and the Charterparty Share Issuance.

“Signing Date” means the date upon which the Co-ordinator posts a confirmation on the Project Phoenix Debt Domain Site that each of the Parties has signed this Agreement.

“Signing Meeting” shall have the meaning given to such term in paragraph 12.1 of the Implementation Plan.

“Singapore Lenders” means each of UniCredit Bank AG, DBS Bank Limited and The Hongkong and Shanghai Banking Corporation Limited.

“Singaporean Vesselco” means each Singaporean limited company of which Vessel Holdco shall be a 100% shareholder, incorporated in accordance with the Implementation Plan and the Structure Papers.

“Sinosure Facility” has the meaning given to it in Part B of Schedule 1 (The Parties).

“Specified Assets” means all of the Company’s rights, title and interest in the shares of UT Shipowning K/S or the vessel owned by UT Shipowning and/or the shares in FR8 Holding Pte. Ltd.

“Specified Receivable” means the full amount of FR8 Singapore Pte Limited’s rights as seller in and to its claim against certain debtors (including all entitlement to interest and other costs) acquired by the Company from FR8 Singapore Pte Limited pursuant to a sale agreement dated 9 July 2012 and which the Company will dispose of in the transaction described in Annex 1 of Schedule 8 (General Undertakings).

“Structure Papers” means the structuring papers provided by Deloitte Statsautoriseret Revisionspartnerselskab and Gorrissen Federspiel setting out the steps necessary to implement the Corporate Reorganisation which shall be updated to consider the implications if the Lenders under the Sinosure Facility and the Commercial Facility elect not to participate in the Hive Down with respect to their Collateral Pool.

“Subscribing Lenders” shall have the meaning given to such term in paragraph 27.1(a) of the Implementation Plan.

“Subscription Intent Form” means the form to be completed by those Original Lenders who intend to subscribe to the Super Senior Facility in substantially the same form as that attached at Schedule 12 (Subscription Intent Form).

“Subscription List” means a subscription list in substantially the form set out in Schedule 7 (Subscription List) of the Implementation Plan pursuant to which each Lender, Electing Charterparty Owner and Electing Bareboat Owner (or its Nominated Affiliate) will agree to subscribe for, and the Company will agree to issue to them, the relevant Lender Shares or Charterparty Shares (as applicable) in accordance with the Implementation Plan.

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“Subsidiary” means in relation to any company, corporation or other legal entity (a “Holding Company”), a company, corporation or other legal entity:

(a)	which is controlled, directly or indirectly, by the holding company; or

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

(c)	which is a subsidiary of another Subsidiary of the holding company,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or determine the composition of the majority of its board of directors or equivalent body.

“Super Senior Agent” means the Administrative Agent acting in its capacity as facility agent following its appointment under the Super Senior Facility Agreement.

“Super Senior Facility” means the $100,000,000 working capital facility to be provided pursuant to the Super Senior Facility Agreement.

“Super Senior Facility Agreement” means the super senior revolving working capital facility agreement to be entered into between the Company as borrower, the Super Senior Lenders, the Super Senior Agent and the Security Agent in accordance with the Implementation Plan once in Agreed Form.

“Super Senior Facility Terms” means the broad heads of terms with respect to the Super Senior Facility set out in Schedule 1 (Restructuring Terms) of the Implementation Plan.

“Super Senior Lenders” shall mean those Original Lenders that subscribe to the Super Senior Facility pursuant to Clause 24 (Super Senior Facility).

“Termination Date” means the date upon which this Agreement is terminated in accordance with Clause 27 (Termination).

“Third Party Consent” has the meaning given to such term in paragraph 8.2 of the Implementation Plan.

“Time-Charter Amendments” means the amendments to the Charter Agreements as required by the Charterparty Restructuring to incorporate (corresponding to each Charterparty Election) each necessary amendment to a Charter Agreement including (without limitation) the Option A Time-Charter Amendments, the Option B Time-Charter Amendments and the Option C Time-Charter Amendments (as applicable), all other terms contemplated by the Restructuring Heads of Terms to be entered into pursuant to paragraph 7 (Original Time-Charter Owners and Original Bareboat Owners) of the Implementation Plan (including, without limitation, any piracy related provisions).

“Time Charter Undertaking Owner” means the owner of a vessel time-chartered to a Charterer who has entered into an Irrevocable Time-Charter Undertaking.

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“Torm GP ApS” means a private limited liability company incorporated in Denmark, to be a general partner to Vessel Holdco.

“Torm GPs” means each private limited liability company incorporated in Denmark, to be a general partner in each Danish Vesselco.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent, another Finance Party and/or the relevant Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means the New Transaction Security Documents and the Existing Transaction Security Documents.

“Unallocated Shares” has the meaning given to it in paragraph 17.1 of the Implementation Plan.

“Undertaking Amendment and Assignment Deed” means a deed in substantially the same form as attached hereto at Part C of Schedule 9 (Form of Irrevocable Undertaking) that the Company shall cause to be entered into between a relevant Charterer and an Undertaking Party that has entered into an Irrevocable Undertaking in the form attached in Part A of Schedule 9 (Form of Irrevocable Undertaking) in accordance with the Implementation Plan amending the terms of the Irrevocable Undertaking to include the Undertaking Amendment Provisions.

“Undertaking Bareboat Election” means the election made by each Undertaking Bareboat Owner of “Option A”, “Option B” or “Option C” in accordance with the Restructuring Heads of Terms.

“Undertaking Bareboat Owner” means the owner of a vessel that has been bareboat chartered to a Charterer who has entered into an Irrevocable Bareboat Undertaking.

“Undertaking Party” means a Time Charter Undertaking Owner and/or an Undertaking Bareboat Owner (or both as the case may be).

“Undertaking Time-Charter Election” means the election made by each Undertaking Time-Charter Owner of “Option A”, “Option B” or “Option C” in accordance with the Restructuring Heads of Terms.

“U.S. Dollars”, “US$”, “USD” and “$” means the lawful currency for the time being of the United States of America.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature under any other applicable jurisdiction.

“Vesselco” means each Danish Vesselco and each Singaporean Vesselco.

“Vessel Holdco” means a Danish K/S incorporated in Denmark pursuant to the Corporate Reorganisation and in which the Company shall be, following the Corporate Reorganisation, a 100% limited partner and which is the 100% limited partner in each Danish Vesselco and the 100% shareholder of each Singaporean Vesselco.

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“Vessels” means each of the vessels owned by the Charterers that are secured in favour of the Lenders pursuant to the Existing Finance Documents.

1.2	Construction

(a)	The headings in this Agreement and the Schedules are for convenience only and shall not affect its or their construction or interpretation.

(b)	Unless the context otherwise requires:

(i)	words denoting the singular number shall include the plural and vice versa;

(ii)	the masculine gender shall include the feminine gender and vice versa;

(iii)	a “Clause”, “paragraph”, “Schedule” or “recital” shall, subject to any contrary indication, be construed as a reference to a clause, paragraph, schedule or recital as the case may be, in or to this Agreement;

(iv)	a reference to any enactment or treaty or provision of law shall include a reference to such enactment or provision as re-enacted, amended or extended; and

(v)	a reference to an agreement is a reference to such agreement as amended, varied, supplemented, restated or novated or replaced from time to time.

(c)	References to the Parties include their respective permitted assignees and/or the respective successors in title to substantially the whole of their respective undertakings.

1.3	Third Party Rights

(a)	Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement, the consent of any person not a Party is not required to rescind or vary this Agreement at any time.

2.	Purpose of this Agreement

2.1	This Agreement sets out the basis upon which the Parties shall facilitate the implementation of the Restructuring.

3.	Effectiveness of this Agreement

3.1	Subject to Clause 3.2 below, this Agreement and its provisions shall have effect from the Signing Date.

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3.2	The provisions of this Agreement and the Implementation Plan which remain to be performed following the Restructuring Effective Date shall continue in full force and effect notwithstanding the occurrence of the Restructuring Effective Date. In the event that the Restructuring Effective Date has not occurred on or prior to the Long Stop Date this Agreement shall cease to be in effect as between the Parties, save that the provisions set out in this Clause 3.2 and in Clause 5 (Party’s Rights and Obligations), Clause 6.2 (Deferral of Affected Instalments), Clause 7.3, Clause 18 (Appointment of the Co-ordinator), Clause 28 (Costs and Expenses), Clause 30 (Notices), Clause 34 (Confidentiality), Clause 35 (Governing Law) and, solely with respect to enforcement of rights and obligations under those other surviving clauses, Clause 36 (Enforcement) shall survive and continue to be binding on the Parties.

4.	Relationship with other Documents

4.1	Unless a contrary indication appears in this Agreement, the Parties shall continue to comply with the applicable Debt Documents to which they are party, provided that in the event of any inconsistency between the Debt Documents and this Agreement, this Agreement shall prevail as between the Parties to this Agreement in connection with any matter necessary to give effect to the Restructuring.

4.2	Notwithstanding the terms of this Agreement, the Existing Finance Documents shall continue in full force and effect, subject to the terms of this Agreement.

4.3	This Agreement sets out the Parties’ entire understanding of the Restructuring and supersedes any previous agreement between any of the Parties with respect to the Restructuring, which shall cease to be binding on the Parties (including without limitation, the Lender Standstill Agreements and the Restructuring Heads of Terms) without prejudice to Clause 6.2 (Deferral of Affected Instalments), Clause 6.1(c) and without prejudice to any of the Existing Finance Documents.

5.	Party’s Rights and Obligations

5.1	The obligations of each Participant under this Agreement and all Finance Documents are several. Failure by a Participant to perform its obligations under this Agreement does not affect the obligations of any other Participants under this Agreement. No Participants are responsible for the obligations of any other Participant under this Agreement or any other Finance Document.

5.2	The rights of each Party under or in connection with this Agreement are separate and independent rights. A Party may separately enforce its rights under this Agreement.

5.3	The Participants do not owe any duty or obligation to any Undertaking Party and no Undertaking Party may enforce any rights or obligations set out in this Agreement.

5.4	In the event that any step and/or action required to be taken and/or performed under Part 4 (Restructuring Effective Date) of the Implementation Plan (the “Restructuring Steps”) fails to be so taken and/or performed on or before the last day of the Restructuring Period all other Restructuring Steps will not occur and any Restructuring Step already taken or performed shall, to the extent possible, be caused to be reversed or unwound so that the Parties are placed into their original position and any Restructuring Documents shall have no valid, binding or legal effect on the relevant Parties. It is acknowledged and agreed that the close out of any Hedging Agreement in accordance with paragraph 15 (Notice of Hedging Termination) and paragraph 22 (Termination of Hedging Exposures) of the Implementation Plan shall not be capable of being unwound following the Termination Date and/or Longstop Date in the event that such close out has already occurred, and accordingly, this Clause 5.4 shall not apply to the close out of any Hedging Agreements.

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6.	Lender Standstill and Forbearance

6.1	Restrictions on Enforcement Action

(a)	Subject to the terms of this Agreement, each Original Lender and each Hedging Bank (including in its capacity as Lender) agrees that it shall not, for the duration of the Restructuring Period:

(i)	take any Enforcement Action;

(ii)	direct or encourage any other person to take any Enforcement Action; or

(iii)	vote, or allow any proxy appointed by it to vote, in favour of any Enforcement Action,

and all Lender Standstill Agreements shall be superseded and replaced by the terms of this Agreement.

(b)	Clause 6.1(a) above shall not prevent or restrict:

(i)	the Original Lenders from taking any Enforcement Action to preserve the validity, existence or priority of their rights and claims in respect of their Exposures under the Existing Finance Documents; or

(ii)	the Hedging Banks from taking any Enforcement Action to preserve the validity, existence or priority of their claims in respect of their Hedging Exposures under the Existing Finance Documents.

(c)	The provisions of this Clause 6 (Lender Standstill and Forbearance) and the terms of this Agreement shall, until the Restructuring Effective Date, not constitute a waiver of any accrued rights under any of the Lender Standstill Agreements, save as expressly stated in this Agreement and each Original Lender and each Hedging Bank reserves all rights and remedies accrued pursuant to the Lender Standstill Agreements.

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6.2	Deferral of Affected Instalments

(a)	Each of the Original Lenders, Hedging Banks and the Original Obligors agrees that no Affected Principal Instalment, Affected Interest Period Instalment or Affected Hedging Payment payable under the Existing Facilities and/or Hedging Agreements (as applicable), shall be required to be payable on the scheduled contractual payment dates set out in any Existing Facility Agreement and/or Hedging Agreement but shall be deferred and:-

(i)	in the case of Affected Interest Period Instalments shall be paid on the earlier of (i) the Restructuring Effective Date; or (ii) the Termination Date;

(ii)	in the case of Affected Hedging Payments shall either (i) be added to the Early Termination Amount in accordance with the Implementation Plan; or (ii) be paid on the Termination Date; and

(iii)	in the case of Affected Principal Instalments shall be amended and retranched in accordance with the Framework Agreement on the Restructuring Effective Date or if the Termination Date occurs prior to the Restructuring Effective Date, shall become due and payable on the Termination Date.

(b)	Notwithstanding any contrary provision in any of the Existing Facility Agreements, each of the Lenders and the Original Obligors agree that:

(i)	the interest margin payable on any Affected Principal Instalments or Affected Interest Period Instalments under their respective Existing Facilities shall with effect from the date on which such payment would have been due if such Affected Principal Instalments or Affected Interest Period Instalments had not been deferred pursuant to the Lender Standstill Agreements and this Agreement be increased by 3% per annum (calculated on the basis of a year of 360 days and for the actual number of days elapsed); and

(ii)	the margin increase referred to in paragraph (i) above shall accrue on the Affected Principal Instalments or Affected Interest Period Instalments and shall be immediately payable by the relevant Original Obligors on the earlier of (i) the Restructuring Effective Date; (ii) the Termination Date; and (iii) the Long Stop Date.

(c)	Save with respect to the Existing Facilities to which Clause 6.2(b) is specified to apply, each Original Lender and the Original Obligors agree that interest will continue to accrue under the Existing Finance Documents at the non-default rate as set out in the relevant Existing Finance Documents and shall be payable by the relevant Original Obligors on the earlier of (i) the Restructuring Effective Date; (ii) the Termination Date; and (iii) the Long Stop Date.

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(d)	In the event that the Original Obligors fail to make payment immediately on the Termination Date in accordance with Clause 6.2(a), then each of the Original Lenders and Original Obligors agree that such failure to make payment shall be an event of default under the relevant Existing Finance Documents and any applicable notice or cure period therein shall not be applicable notwithstanding any terms of the Existing Finance Documents.

6.3	Interest Periods

Each of the Original Obligors and the Original Lenders acknowledges and agrees that notwithstanding any contrary provision in any Existing Finance Document:-

(a)	each Current Interest Period in relation to an Existing Facility which begins prior to the Restructuring Effective Date shall automatically expire on the Restructuring Effective Date, notwithstanding any unexpired term of such Current Interest Period;

(b)	subject to Clause 6.3 (a) above, in the event that the Current Interest Period in relation to an Existing Facility would expire before the date of the Restructuring Effective Date, the Finance Parties (to the extent practicable) will upon the expiry of such Current Interest Period set any subsequent interest period under the relevant Existing Finance Documents at the shortest period practicable expiring after the Restructuring Effective Date;

(c)	any Affected Interest Period Instalments shall be paid in accordance with 6.2 (Deferral of Affected Instalments); and

(d)	the Original Obligors shall pay any break costs (or equivalent costs) (“Break Costs”) to the extent provided for in the Existing Finance Documents on the Restructuring Effective Date.

7.	Standstill of Charterparty Owners and bareboat owners

7.1	During the Restructuring Period, the Charterers shall continue to pay charter hire with respect to a Charter Agreement and/or a Bareboat Agreement but at a daily rate equivalent to the Adjusted Market Rate.

7.2	For the duration of the Restructuring Period, each Original Time-Charter Owner and Original Bareboat Owner agrees to waive any requirements pursuant to its Charter Agreement or Bareboat Agreement for the payment of any Roll Up Amounts.

7.3	If (i) the Termination Date occurs before the Restructuring Effective Date, or (ii) the Restructuring Effective Date has not occurred on or prior to the Long Stop Date the waiver given in Clause 7.2 shall cease and the Roll Up Amounts will become immediately due and payable in full in accordance with the terms of the relevant Charter Agreement or Bareboat Agreement. The Charterers and the relevant Charterparty Owners and/or Bareboat Owners agree that such failure to make payment shall be a breach of the terms of the relevant Charter Agreement or Bareboat Agreement and any applicable notice or cure period therein shall not be applicable notwithstanding any terms of the relevant Charter Agreement or Bareboat Agreement.

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7.4	Except as contemplated elsewhere in this Agreement, each Original Time-Charter Owner and Original Bareboat Owner agrees that for the duration of the Restructuring Period it shall not:

(a)	take any Enforcement Action;

(b)	direct or encourage any other person to take any Enforcement Action; or

(c)	vote, or allow any proxy appointed by it to vote, in favour of any Enforcement Action.

7.5	The provisions of this Clause 7 (Standstill of Charterparty Owners and Bareboat Owners) and the terms of this Agreement shall not, until the Restructuring Effective Date, constitute a permanent waiver of any accrued rights under any of the Charter Agreements or Bareboat Agreements, and each Original Time-Charter Owner and Original Bareboat Owner reserves all rights and remedies.

8.	Enforcement Action after The Termination Date

8.1	Subject to Clause 3 (Effectiveness of this Agreement), on the Termination Date each of the Participants shall be released from all of its obligations under this Agreement and may take any Enforcement Action. Nothing in this Agreement shall prevent any of the Original Lenders, Hedging Banks, Original Time-Charter Owners or Original Bareboat Owners from taking any Enforcement Action after the Termination Date or the Long Stop Date (if the Restructuring Effective Date has not occurred) in respect of any default under the Existing Finance Documents, Hedging Agreements, the Charter Agreements and/or the Bareboat Agreements which has occurred or may occur during the Restructuring Period or which occurs or continues after the termination of this Agreement, regardless of whether such default occurred prior to or during the Restructuring Period. Accordingly, this Agreement shall not constitute a waiver by any Original Lender, Hedging Bank, Original Time-Charter Owner or Original Bareboat Owner of any breach or default prior to or during the Restructuring Period by any Group Member and the Original Lenders, Hedging Banks, Original Time-Charter Owners and Original Bareboat Owners reserve all rights in relation thereto, subject only to the terms of this Agreement and any applicable notice or cure periods in the relevant Debt Documents in relation to such defaults are hereby waived.

9.	Implementation Plan

9.1	By executing this Agreement, each Party to this Agreement hereby agrees that it shall, and that it shall procure that it and each of its Affiliates shall, take all actions deemed necessary (in its sole discretion acting reasonably), including but not limited to the execution of any relevant agreements, proxies, filings, consents, waivers, instructions or other documents, attendance and participation at any applicable board meetings, to effect the Restructuring in accordance with the Implementation Plan and their obligations under this Agreement.

9.2	Each Lender hereby gives such consents and waivers and agrees to such amendments to the Existing Finance Documents as may be necessary (in its sole discretion acting reasonably) to effect the Restructuring in accordance with the Implementation Plan on the Restructuring Effective Date or on any earlier date as specified in the Implementation Plan.

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9.3	Each applicable Lender shall (in its sole discretion acting reasonably) enter or hereby instructs the relevant Agents under the relevant Finance Documents to enter, in their sole capacity as Agent, into such relevant Restructuring Documents required of them to effect the Restructuring in accordance with the Implementation Plan only once they are in Agreed Form, including the amendment and/or release of any Transaction Security (if required) and the entry into the New Transaction Security Documents contemplated by the Implementation Plan.

9.4	Any obligations under the Implementation Plan shall constitute obligations of the Parties notwithstanding the fact that the Implementation Plan is attached as a Schedule to this Agreement.

10.	General Obligations to Support the Restructuring

10.1	Support for the Restructuring

(a)	During the Restructuring Period, the Parties shall enter into negotiations in good faith in order to agree the Restructuring Documents, in form and substance consistent with the Restructuring Terms and the Implementation Plan in all material respects, in order to implement and consummate the Restructuring before the Long Stop Date.

(b)	The Co-ordinator shall liaise with each party to this Agreement. When it becomes aware (following confirmation of any respective party thereto) that any Restructuring Documents are in an Agreed Form it shall request that each Party executes and delivers those Restructuring Documents to which it is to be a party, which shall become effective in accordance with their terms and as specified in the Implementation Plan.

11.	Undertakings of the original obligors in Support of the Restructuring

11.1	During the Restructuring Period, the Original Obligors undertake for the benefit of the Participants and the Agents that they shall, and shall use their reasonable endeavours to procure that each Group Member shall, co-operate with and actively assist the Participants and the Agents in the implementation of the Restructuring and the Implementation Plan (including the Corporate Reorganisation), including (without limitation):

(a)	making such senior management or officers of the Company, and each other Group Member, as the Participants may reasonably request, available to assist in all matters in relation to implementation of the Restructuring and the Implementation Plan, at such times as the Participants may reasonably request;

(b)	convening all meetings of its directors or officers and those of each Group Member, which are required to pass all necessary corporate resolutions relating to the Restructuring and the Implementation Plan;

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(c)	subject to Clause 34 (Confidentiality), providing the Lenders with all information in respect of, and access to, the business of the Group reasonably requested by such Lender to complete any due diligence in relation to the Restructuring or the Implementation Plan as soon as reasonably practicable;

(d)	subject to Clause 34 (Confidentiality), providing the Lenders with all information which the Company reasonably considers to be material to the financial position or prospects of the Group, including all tax advice received by any Group Member in relation to the likely tax consequences of the Restructuring and the Implementation Plan, as soon as reasonably practicable;

(e)	taking all reasonable steps to obtain, or assist the Lenders in obtaining, any necessary Authorisations to implement and/or consummate the Restructuring and the Implementation Plan, including any necessary Authorisations from any relevant Regulator and keeping the Lenders regularly informed in relation to the status and progress in relation to obtaining any necessary Authorisations to the extent the Company may have responsibility for obtaining such Authorisations;

(f)	on a timely basis preparing, negotiating in good faith and/or executing and delivering (as applicable) any Restructuring Documents to which it will be a party and which is not already in Agreed Form and attached to this Agreement from the Signing Date; and

(g)	taking all reasonable steps to notify, consult and/or endeavour to reach agreement with recognised unions/work councils regarding the Restructuring and the Implementation Plan, to the extent necessary in each jurisdiction in which the Group operates, and in accordance with any applicable local law requirements or applicable collective agreements. The Company will ensure any such requirements are discharged in a timely manner so as not to delay or prevent the Restructuring Documents from being entered into.

11.2	None of the Original Obligors are obliged to do or omit to do anything if it would or might in the reasonable opinion of that Original Obligors constitute a breach of any law or regulation.

12.	Restrictions on the Original Obligors

12.1	During the Restructuring Period, the Original Obligors undertake for the benefit of the Participants and the Agents that they shall not (and shall procure that no Group Member will):

(a)	assign any of its rights or transfer any of its rights or obligations under this Agreement;

(b)	initiate any Insolvency Proceedings in relation to any Group Member, other than pursuant to the implementation of the Restructuring, save that should the Original Obligors need to initiate any Insolvency Proceeding in relation to the Original Obligors they shall be entitled to do so and shall first, to the extent practically possible, give the Parties not less than 5 Business Days notice of the intention to initiate Insolvency Proceedings;

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(c)	take or consent to the taking of any action or omit or fail to take any action which would result in a breach or is or will be inconsistent with the Restructuring or any Restructuring Document in a material respect;

(d)	take any steps:

(i)	to delay, impede or take any other action to prevent the Restructuring or the consummation of the Implementation Plan or which is inconsistent with or in breach of the terms of this Agreement;

(ii)	to act, whether alone or in concert with any other person, to advise, assist, support or encourage any person to act in a manner which could reasonably be expected to frustrate the Restructuring and/or the Implementation Plan;

(iii)	to seek, solicit, initiate or encourage submission of any proposal or offer from a third party relating to a sale of the Company or any of its assets (whether individually or collectively) (a “Third Party Transaction”) other than any sale of the Specified Assets provided such sale is entered into on arms length market terms and for cash only or a sale or other disposition of the Specified Receivable;

(iv)	to enter into negotiations or entertain any approach from any third party who expresses an interest in relation to a Third Party Transaction other than in relation to the Specified Receivable; or

(v)	to enter into any understanding, arrangement or agreement (whether or not legally binding) with a third party in relation to a Third Party Transaction other than in relation to the Specified Receivable.

12.2	During the Restructuring Period, the Original Obligors undertake to notify the Co-ordinator immediately upon becoming aware of the details of any maritime action whatsoever in respect of a Vessel (including but not limited to any such action relating to an arrest or potential arrest of a Vessel), winding up petition or other analogous insolvency petition which is threatened or initiated against the Original Obligors or any Group Member after the Signing Date.

12.3	During the Restructuring Period, the Original Obligors undertake to be bound by and comply (and procure that each Group Member shall comply) with the General Undertakings set out in Schedule 8 (General Undertakings).

12.4	Clause 12.3 above (and the General Undertakings) shall not restrict or impede any action which is expressly contemplated by the Restructuring, any Restructuring Document, or in relation to the Specified Receivable subject to Clause 11.2.

12.5	The General Undertakings may be modified and/or waived at the request in writing by the Company with the consent of the Majority Lender Parties and the Majority Signing Charterparties. In the event that any Original Time-Charter Owner or Original Bareboat Owner fails to respond to any request by the Company under this Clause 12.5 within a Reasonable Notice Period, such Original Time-Charter Owner’s or Original Bareboat Owner’s (as applicable) Initial Above Market Claim shall not be included for the purposes of calculating whether the relevant percentage of Initial Above Market Claims has been obtained to approve the request.

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13.	Participants’ Support for the Restructuring

13.1	Each Participant shall promptly take all actions reasonably required (in its sole discretion acting reasonably) in order to support, facilitate, implement or otherwise give effect to the Restructuring and the Implementation Plan (including, in the case of the Finance Parties, the Corporate Reorganisation), provided that such action is consistent with the terms of this Agreement, including (without limitation) in each case to the extent applicable and to the extent it is within their power to do so and such action is commercially reasonable and not in violation of any law or regulation in the view of such Participant (acting reasonably):

(a)	providing all relevant information reasonably required, and taking all actions which it is reasonably requested to provide or take to further the Restructuring and the Implementation Plan;

(b)	executing any Restructuring Document once in Agreed Form and giving any notice, order or direction necessary to support, implement or otherwise give effect to the Restructuring and the Implementation Plan.

13.2	No Participant shall, whether alone or in concert with any other person, advise, support or encourage any person to act in a manner which (in its sole discretion acting reasonably) could reasonably be expected to frustrate the Restructuring or any of the steps set out in this Agreement or the Implementation Plan including (without limitation) the Corporate Reorganisation and the Lenders shall during the Restructuring Period not instruct or procure the Agents to take any action that is inconsistent with the terms of this Agreement, the Restructuring or the Implementation Plan.

13.3	Each of the Original Time-Charter Owners, the Original Bareboat Owners and the Lenders undertakes that if, following discussions with the Non Consenting Charterparty Owners and Non Consenting Bareboat Owners, the Company, the Majority Lender Parties and the Majority Signing Charterparties are of the view that the Charterparty Restructuring by way of unanimous consent of the counterparties to each of the Charter Agreements and the Bareboat Agreements is not likely to be promptly achievable and the Majority Lender Parties, the Company and the Majority Signing Charterparties decide to implement the Charterparty Restructuring by way of a Charterparty Scheme, then each Original Time-Charter Owner, Original Bareboat Owner and Lender will continue to support the implementation of the Charterparty Restructuring by way of a Charterparty Scheme.

13.4	Each of the Participants, to the extent applicable, undertakes that it shall:

(a)	enter into negotiations in accordance with the Implementation Plan in good faith in respect of any Restructuring Documents to which it is to be a party which are not yet in Agreed Form;

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(b)	enter into all Restructuring Documents to which it is to be a party and which are in Agreed Form on the Signing Date or which become so during the Restructuring Period promptly upon request to do so by the Co-ordinator;

(c)	promptly take all reasonable actions and steps which it believes are reasonably required and necessary to implement or give effect to the Restructuring and/or the Implementation Plan including, without limitation:

(i)	in respect of the Original Lenders and/or Hedging Banks:

(A)	acting in good faith to consider voting, or instructing any proxy appointed by it to vote, in respect of its Locked-Up Debt or Hedging Exposure for each relevant Debt Document in favour of the Restructuring and the Implementation Plan; and

(B)	authorising or providing instructions to any relevant Agent or Facility Representative under the Existing Facilities, where such Existing Facilities are syndicated, to enter into, in its sole capacity as Agent, any relevant document in Agreed Form including a Restructuring Document or to take any other actions which are necessary to implement or give effect to the Restructuring and the Implementation Plan;

(ii)	in respect of the Original Time-Charter Owners and Original Bareboat Owners acting in good faith to consider voting, or instructing any proxy appointed by it to vote, in respect of its unsecured claims arising under each relevant Charter Agreement and Bareboat Agreement in favour of the Charterparty Restructuring and any step to be entered into in accordance with the Implementation Plan; and

(iii)	voting in favour of the specified resolutions to amend the Company’s articles of association as set out in paragraph 31.1(a) and 31.1(c) of the Implementation Plan or procuring that any Nominated Affiliate shall so vote to amend the Company’s articles of association in such way, and agreeing to be bound by the terms of the articles of association upon such amendments becoming effective.

(d)	For the avoidance of doubt the Parties acknowledge that in the event that a Charterparty Scheme shall be required in order to implement the Charterparty Restructuring, any Restructuring Documents to which the Charterparty Owners and Bareboat Owner would be a party pursuant to this Agreement or otherwise shall be superseded by the terms of the relevant scheme documentation and that a condition to the Restructuring Effective Date shall be deemed to include the date the Charterparty Scheme becomes effective.

(e)	The Hedging Banks acknowledge and agree that upon the effectiveness of the Hedging Capitalisation and the accession of the Hedging Banks as a Lender to the relevant Existing Facility Agreement pursuant to the Hedging Framework and Accession Agreement the relevant Hedging Bank will assume the rights and obligations of a Lender under this Agreement as if such Hedging Bank had signed or become bound by this Agreement as a Lender to give effect to the Restructuring Steps which they will participate in as a Lender and not a Hedging Bank.

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14.	Restrictions on Transfers of Locked-Up Debt and Hedging Exposures

14.1	Except as otherwise provided in this Agreement, during the Restructuring Period, each Lender and Hedging Bank undertakes that it will not declare or create any trust over any of its rights, title and interest or benefits in respect of its Locked-Up Debt and/or Hedging Exposure nor sell, assign, or otherwise transfer (a “Transfer”) any of its Locked-Up Debt and/or Hedging Exposure unless such Transfer is to another Lender and/or Hedging Bank and/or is an export credit agency that provides export credit insurance in relation to an Existing Facility Agreement (each a “Transferee”).

14.2	Upon any Transfer in accordance with Clause 14.1 above:

(a)	the Transferee will assume the rights and obligations of the existing Lender and/or each Hedging Bank under this Agreement in relation to the Locked-Up Debt and/or Hedging Exposure subject to such Transfer; and

(b)	the existing Lender and/or each Hedging Bank will be released from those obligations and cease to have those rights in each case in relation to the Locked-Up Debt and/or Hedging Exposure subject to such Transfer only.

14.3	No Lender and/or Hedging Bank shall hold any debt in relation to any Group Member other than Locked-Up Debt and/or Hedging Exposure.

14.4	Each Lender and/or Hedging Bank shall promptly notify in writing the Company and the Co-ordinator of any increase or decrease in the amounts of its Locked-Up Debt and/or Hedging Exposure as a result of any Transfer and the Co-ordinator shall upload such notice to the Project Phoenix Debt Domain Site.

15.	restrictions on assignment under a charter agreement or bareboat agreement

15.1	During the Restructuring Period, no Original Time-Charter Owner or Original Bareboat Owner may assign, transfer or otherwise dispose of any rights or interests under any Charter Agreement or Bareboat Agreement (as applicable), except for security assignments required pursuant to any credit facility to which the Original Time-Charter Owner or Original Bareboat Owner is a party and the assignments contemplated by the Assignment Deeds.

15.2	To the extent required pursuant to the terms of the relevant Charterparty Agreements or Bareboat Agreements, each Charterer and each relevant Original Time-Charter Owner and Original Bareboat Owner hereby consents to the assignment by each Original Time-Charter Owner and Original Bareboat Owner of the Agreed Debts to the Subscribing Lenders (or their Nominated Affiliates) in accordance with the terms of the Assignment Deeds.

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16.	Provision of Irrevocable Undertaking

16.1	It is hereby acknowledged and agreed that certain owners of vessels chartered to a Charterer may agree to implement the Charterparty Restructuring pursuant to an Irrevocable Undertaking, and that the Co-ordinator and each Participant shall be named as a beneficiary of the obligations entered into by the Undertaking Party thereunder.

17.	Information Undertakings

17.1	In addition to the reporting requirements in the respective Existing Finance Documents, each of the Original Obligors undertakes (at its own cost) to supply the following information to the Co-ordinator for distribution to each Lender each Friday commencing on the first Friday following the Signing Date:

(a)	a consolidated cash flow forecast on a thirteen (13) week rolling basis together with a comparison of actual and projected cash flow and a working capital status report (where practically possible also on a Subsidiary basis);

(b)	an update on any discussions and negotiations with the Non Consenting Charterparty Owners and/or Non Consenting Bareboat Owners, including in respect of decreases of the Charter Hire Rates and/or Bareboat Hire Rates (as applicable);

(c)	an update on trade creditors on an aggregate basis with ageing analysis showing which have been unpaid for between 0-30 days, 30-60 days, 60-90 days and more than 90 days, as provided to the Original Bareboat Owners and Original Time-Charter Owners in accordance with Clause 17.3;

(d)	an update on trade creditors (broken down on each vessel owned by the Group Members) with a specification of each trade creditor in respect of the Vessels in excess of $100,000;

(e)	an update on trade debtors with a specification of each trade debtor in excess of $1,000,000;

(f)	an update on aggregate trade debt levels with ageing analysis showing which have been unpaid for between 0-30 days, 30-60 days, 60-90 days and more than 90 days, as provided to the Original Bareboat Owners and Original Time-Charter Owners in accordance with Clause 17.3;

(g)	an update on the planned maintenance and docking of the Vessels and chartered vessels;

(h)	an updated list of position and employment list (broken down on each Vessel), including a specification of each Charter Agreement and Bareboat Agreement in excess of 6 months;

(i)	updates on the credit lines with bunker suppliers;

(j)	an updated list on all intra-group liabilities between the Group Members;

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(k)	information on the mark to market value of all swaps and/or other derivative transactions entered into by any Group Member;

(l)	information on any material changes to any material contracts to which any Group Member is a party;

(m)	information on any changes or planned changes to the insurance of the Vessels;

(n)	details of any litigation commenced or threatened against any Group Member; and

(o)	details of any changes to management or material employees of any Group Member.

17.2	Each of the Original Obligors undertakes (at its own cost) to supply to the Co-ordinator and/or each of the Lenders forthwith at its demand any other information and documentation regarding the Group and its vessels and its business as any of the Co-ordinator and/or a Lender may determine or request from time to time.

17.3	Each Original Obligor undertakes (at its own cost) to supply the following information to the Co-ordinator for distribution to the Original Bareboat Owners and Original Time-Charter Owners (as applicable) (save for with respect to (g) and (j) below) which shall be provided directly to each Original Time-Charter Owner and Original Bareboat Owner) each Friday commencing on the first Friday following the Signing Date:

(a)	a consolidated cash flow forecast on a thirteen (13) week rolling basis together with a comparison of actual and projected cash flow and a working capital status report (where practically possible also on a Subsidiary basis);

(b)	an update on any discussions and negotiations with the Non Consenting Charterparty Owners and/or Non Consenting Bareboat Owners, including in respect of decreases of the Charter Hire Rates and/or Bareboat Hire Rates (as applicable);

(c)	details of any litigation commenced or threatened against any Group Member; and

(d)	details of any changes to management or material employees of any Group Member.

(e)	an update on trade creditors on an aggregate basis with ageing analysis showing which have been unpaid for between 0-30 days, 30-60 days, 60-90 days and more than 90 days;

(f)	an update on aggregate trade debt levels with ageing analysis showing which have been unpaid for between 0-30 days, 30-60 days, 60-90 days and more than 90 days;

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(g)	information, to be provided to each individual Bareboat Owner and Charterparty Owner, on the location and employment of their respective vessels;

(h)	an update on credit lines with bunker suppliers shown on an aggregated basis; and

(i)	information on the mark to market value of all swaps and/or other derivative transactions entered into by any Group Member shown on an aggregate basis;

(j)	information, to be provided to each individual Bareboat Owner, on any changes or planned changes to the insurance of their respective vessels.

18.	Appointment of the Co-Ordinator

Each Party appoints the Co-ordinator to act in such capacity under this Agreement.

18.1	Duties of the Co-ordinator

(a)	The Co-ordinator shall perform and comply with such obligations and actions specified in this Agreement and/or the Implementation Plan.

(b)	The Co-ordinator shall promptly forward to a Party any relevant information which it receives in accordance with this Agreement.

(c)	The Co-ordinator is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Co-ordinator receives notice from a Party referring to this Agreement, describing a breach of any provision of this Agreement and stating that the circumstance described is a breach of any provision of this Agreement, it shall promptly notify the other Parties.

(e)	The Co-ordinator’s duties under this Agreement are solely mechanical and administrative in nature.

(f)	The Co-ordinator is acting in a purely co-ordinating function under this Agreement and shall have no right, power, authority or discretion vested in it and shall have no power to bind any Party to this Agreement.

18.2	No Fiduciary Duties

Nothing in this Agreement shall be construed as or deemed to be construed as an appointment of the Co-ordinator or any other Agent as a trustee or fiduciary of any other person.

18.3	Rights and Discretions

(a)	The Co-ordinator may rely on:

(i)	any representation, notice or document (including, for the avoidance of doubt and without limitation, any representation, notice or document communicating the instructions of the Majority Lender Parties as being genuine, correct and appropriately authorised; and

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(ii)	any statement made by a director or authorised signatory of the Original Obligors regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Co-ordinator may assume (unless it has received notice to the contrary in its capacity as co-ordinator for the Lenders) that:

(i)	no breach of this Agreement has occurred (unless it has actual knowledge of such breach or default); and

(ii)	any notice or request made by the Company is made on behalf of and with the consent and knowledge of all the Original Obligors.

(c)	The Co-ordinator shall disclose to any other Party any information it has received under this Agreement subject to any duties of confidentiality pursuant to Clause 34 (Confidentiality) of this Agreement or as otherwise specified in this Agreement..

(d)	None of the Agents or the Co-ordinator are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law and regulation or a breach of a fiduciary duty or duty of confidentiality.

(e)	The Company shall be entitled to rely on any information or consent provided by the Co-ordinator purported to be provided on behalf of the Participants.

18.4	Responsibility for Documentation

The Co-ordinator is not responsible for:

(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Co-ordinator to any Party; or

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Restructuring Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with the Restructuring.

18.5	Exclusion of Liability

Without limiting Clause 19.1 below, neither the Co-ordinator nor any of its shareholders, officers, employees, advisers, representatives and agents shall be liable for any action taken by it under or in connection with this Agreement, unless caused by its gross negligence or wilful breach.

(a)	No Party may take any proceedings against any officer, employee or agent of the Co-ordinator. Any officer, employee or agent of the Co-ordinator may rely on this Clause 18 (Appointment of the Co-ordinator).

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(b)	No Agent nor any of its shareholders, officers, employees, advisers, representatives and agents will be liable for any action taken by it under this Agreement unless directly caused by its gross negligence or wilful breach.

19.	PROPOSED AGENTS

19.1	It is hereby acknowledged that the proposed Security Agent, the Administrative Agent and the Super Senior Agent have not been appointed, and do not act, as agents and will only be appointed as such at the Restructuring Effective Date in accordance with the Super Senior Facility and the Framework Agreement whereupon they shall act as agents in accordance with the terms thereof. Notwithstanding the fact that the Security Agent, the Administrative Agent and the Super Senior Agent have not been appointed as agents under the Super Senior Facility and/or the Framework Agreement (as applicable) at the Signing Date, the Parties to this Agreement who shall be appointed as Security Agent, Super Senior Agent and Administrative Agent agree that they will assist and facilitate the delivery of documentation and dissemination of information in conjunction with the Co-ordinator for the purposes of consummating the Restructuring in accordance with this Agreement and the Implementation Plan and shall enter into the relevant Restructuring Documents to which it is to be a party once such Restructuring Documents are in Agreed Form.

19.2	Save as specified in Clause 19.3 below, no Party may take any proceedings against any officer, employee or agent of the Security Agent, Administrative Agent and Super Senior Agent for actions taken in such capacity. Any officer, employee or agent of the Security Agent, Administrative Agent or Super Senior Agent may rely on this Clause 19 (Proposed Agents).

19.3	Neither the Security Agent, the Administrative Agent nor the Super Senior Agent will be liable for any action taken by it in such capacity under this Agreement unless directly caused by its gross negligence or wilful breach.

20.	Amendments

20.1	Except as contemplated by this Agreement, during the Restructuring Period no Original Lender or Hedging Bank shall vote, or allow any proxy appointed by it to vote, in respect of its Locked-Up Debt or Hedging Exposure in favour of any amendment, waiver, consent or other proposal under the Existing Finance Documents which it considers (acting in its sole discretion acting reasonably) would breach or be inconsistent with this Agreement, Restructuring or the Implementation Plan.

20.2	During the Restructuring Period no Charterparty Owner or Bareboat Owner shall, or shall allow any proxy appointed by it to, enter into any amendment, waiver, or consent or other proposal under each relevant Charter Agreement and/or Bareboat Agreement which it considers (acting in its sole discretion acting reasonably) would breach or be inconsistent with this Agreement, the Restructuring or the Implementation Plan.

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21.	Representations of the Lenders and Hedging Banks

Each Lender and Hedging Bank makes the representations and warranties set out in this Clause 21 (Representations of the Lenders and Hedging Banks) to each other Party on the Signing Date and in the case of Clause 21(i) only on the date of subscription for New Equity by any applicable Lender or Hedging Bank pursuant to paragraph 25.1 of the Implementation Plan by reference to the facts and circumstances then existing on that date:

(a)	it is duly incorporated (if a corporate person) or duly established (in any other case) and validly existing under the law of its jurisdiction of incorporation or formation;

(b)	it has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted;

(c)	the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable, subject to any applicable Legal Reservations;

(d)	the entry into and performance by it of this Agreement do not conflict with any law or regulation applicable to it or its constitutional documents or any agreement or instrument binding on it or any of its assets;

(e)	it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement;

(f)	all internal authorisations and consents required for the performance by it of this Agreement and to make this Agreement admissible in evidence in its jurisdiction of incorporation and any jurisdiction where it conducts its business have been obtained or effected and are in full force and effect;

(g)	subject to the terms of the Existing Facilities and to any intercreditor arrangement in force in relation to the Existing Facilities, it has the power to vote, deal with, approve changes to, dispose of and transfer all of its Locked-Up Debt and Hedging Exposures as contemplated by this Agreement;

(h)	its Locked-Up Debt and Hedging Exposures constitutes all the debt legally or beneficially held by such Lender or Hedging Bank (after taking into account any pending transfers) owed by any Group Member; and

(i)	to its actual knowledge and belief, it does not directly or indirectly hold any shares in the Company other than such shares as are held on behalf and on account of customers pursuant to custody activities or as depository under the Company’s ADR programme.

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22.	Representations of Charterparty Owners and Bareboat Owners

Each Charterparty Owner and Bareboat Owner makes the representations and warranties set out in this Clause 22 (Representations of Charterparty Owners and Bareboat Owners) to each other Party on the Signing Date and, in relation to Clause 22(h) only, on the date of subscription for New Equity pursuant to paragraph 27.1 (Subscription of Equity) of the Implementation Plan by reference to the facts and circumstances then existing on that date:

(a)	it is duly incorporated (if a corporate person) or duly established (in any other case) and validly existing under the law of its jurisdiction of incorporation or formation;

(b)	it has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted;

(c)	the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable, subject to any applicable Legal Reservations;

(d)	the entry into and performance by it of this Agreement do not conflict with any law or regulation applicable to it or its constitutional documents or any agreement or instrument binding on it or any of its assets;

(e)	it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement;

(f)	all internal authorisations and consents required for the performance by it of this Agreement and to make this Agreement admissible in evidence in its jurisdiction of incorporation and any jurisdiction where it conducts its business have been obtained or effected and are in full force and effect; and

(g)	it has the power to vote, deal with, approve changes to, amend its Charter Agreement and/or Bareboat Agreement in accordance with the Implementation Plan in a manner necessary to implement its election as under “Option A”, “Option B” or “Option C” as set out in the Restructuring Heads of Terms; and/or

(h)	to its actual knowledge and belief, it does not directly or indirectly hold any shares in the Company.

23.	Representations of the Original Obligors

Each Original Obligor makes the representations and warranties set out in this Clause 23 (Representation of the Original Obligors) to each Participant on the Signing Date or in relation to Clauses 23.3, 23.4 and 23.5 on the dates specified therein.

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23.1	Status

(a)	It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

23.2	Binding Obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations.

23.3	Non-Conflict with Other Obligations

On the Signing Date, the entry into and performance by it of, and the transactions contemplated by this Agreement and on the date on which each Restructuring Document is signed or the date on which the Transaction Security is granted, such Restructuring Documents and/or Transaction Security will not conflict:

(a)	with any law or regulation applicable to it;

(b)	with the constitutional documents of any Group Member; or

(c)	with any agreement or instrument binding upon it or any Group Member or any of its or any Group Member’s assets or constitute a default or termination event (however described) under any such agreement or instrument other than the Existing Finance Documents, the Bareboat Agreements and Charter Agreements.

23.4	Power and Authority

(a)	On the Signing Date it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement.

(b)	On the date on which each Restructuring Document is signed, it has the power to enter into perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each Restructuring Document to which it will be a party and the transactions contemplated by such Restructuring Documents.

(c)	No limit on its powers will be exceeded as a result of the grant of security or giving of guarantees or indemnities contemplated by the Restructuring Documents to which it is or will be a party.

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23.5	Validity and Admissibility in Evidence

(a)	On the Signing Date, all Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Agreement; and

(ii)	to make this Agreement admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

(b)	On the date on which each Restructuring Document is signed, all Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in such Restructuring Documents; and

(ii)	to make such Restructuring Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

(c)	On the date hereof, all Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect.

23.6	Governing Law and Enforcement

(a)	The choice of governing law of this Agreement will be recognised and enforced in its Relevant Jurisdictions; and

(b)	any judgment obtained in relation to this Agreement in the jurisdiction of the governing law of this Agreement will be recognised and enforced in its Relevant Jurisdictions,

subject in each case to the Legal Reservations.

23.7	Insolvency

To the best knowledge of the Original Obligors, having made all reasonable enquiries, no order has been made, petition presented or resolution passed for (i) the winding up, dissolution, bankruptcy, administration or reorganisation of any Group Member (by way of voluntary arrangement, scheme of arrangement or otherwise); or (ii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Group Member or any analogous procedure has been commenced in any jurisdiction.

23.8	Locked-Up Debt

No Group Member is the legal owner of, or has any beneficial interest in any Locked-Up Debt as at the Signing Date.

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23.9	Insurances

It has obtained and maintained at all times and at its own cost, all relevant Insurances in respect of each of the Vessels and is in full compliance with all existing undertakings and covenants with respect to its Insurances as set out in any Existing Finance Document.

23.10	Claims

No claim for which the Company may post security in excess of a claim value of $500,000 has been brought by a creditor of the Company in respect of the proposed capital decrease (other than any Participant which is restricted from taking such action under this Restructuring Agreement or any claim submitted by a Participant or a party to a Bareboat Agreement or Charterparty Agreement which is released or otherwise settled in connection with the implementation of this Agreement on the Restructuring Effective Date) on or prior to 22 May 2012.

24.	super senior facility

24.1	Subscription to Super Senior Facility

(a)	Each Primed Lender (as defined in Clause 24.2(d) below) shall be entitled, but not obliged, to subscribe for its pro rata percentage of the Super Senior Facility (calculated as the proportion that such Primed Lender’s Exposures (excluding the addition of any Hedging Capitalisation) bear to the total aggregate amount of Exposures (excluding the addition of any Hedging Capitalisation) of all of the Primed Lenders (the “Pro Rata Percentage”)) or any lesser amount selected on the Subscription Intent Form provided that such amount is a minimum amount of not less than 1% of the total size of the Super Senior Facility.

(b)	Each Primed Lender shall elect to subscribe for the Super Senior Facility by completing and delivering to the Co-ordinator and the Company a Subscription Intent Form indicating its election to subscribe to the Super Senior Facility on the Signing Date.

(c)	If a Primed Lender does not deliver a duly executed Subscription Intent Form to the Company and the Co-ordinator on the Signing Date, such Primed Lender shall be deemed to have elected not to participate in the Super Senior Facility and such Primed Lender shall thereby forfeit its right to subscribe for any of the Super Senior Facility.

(d)	In the event that one or more Primed Lenders:-

(i)	elects to subscribe to the Super Senior Facility for an amount less than their Pro Rata Percentage or declines to participate; or

(ii)	forfeits their right to subscribe to the Super Senior Facility pursuant to paragraph (c) above,

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the amount of the Super Senior Facility that each Primed Lender would otherwise have been entitled to subscribe for shall be offered to those Primed Lenders who are Lenders under the same Existing Facility Agreement and who have agreed to subscribe to the Super Senior Facility, who shall be entitled but not obliged to subscribe for such additional commitment (the “Top Up Subscription”). Any Primed Lender wishing to subscribe for the Top Up Subscription, must confirm the same in writing to the Company and the Co-ordinator within 1 Business Day (“Expiry Date”) of being offered to participate in the Top Up Subscription. In the event that more than one such Primed Lender elects to subscribe to the Top Up Subscription such Primed Lender shall subscribe for such Top Up Subscription on a pro rata basis.

(e)	If the Super Senior Facility is not fully subscribed by the Expiry Date, the Underwriting Super Senior Providers shall subscribe for the remaining commitments under the Super Senior Facility on a pro rata basis.

(f)	All Primed Lenders and each of the Lenders under the CEXIM Facility, the Sinosure Facility and/or the Commercial Facility (the “Non-Primed Lenders”) together with the Lenders under the DSF Facility (the “DSF Lenders”) hereby consent to the Super Senior Facility being secured on a first priority basis to the Primed Lenders or on a junior basis to the Non-Primed Lenders and DSF Lenders in relation to its relevant Collateral Pool and shall take all necessary actions that the Security Agent and/or the Co-ordinator may reasonably require to implement and perfect the New Transaction Security on the Restructuring Effective Date.

24.2	Underwriting Fee

(a)	The Underwriting Super Senior Providers confirm that they each have obtained all internal credit and/or investment approvals for the underwriting of the Super Senior Facility subject to the conditions specified in this Clause 24.

(b)	Subject to Clause 24.2(d), each of the Underwriting Super Senior Providers hereby agrees that they shall underwrite and provide to the Company the aggregate principal amount of the Super Senior Facility that is not subscribed for by any Primed Lender in accordance with Clause 24.1(b) and not reallocated to another Primed Lender in accordance with Clause 24.1(d) (the “Underwritten Amount”) in equal proportions by each Underwriting Super Senior Provider. For the avoidance of doubt, no Primed Lender who subscribes for the Super Senior Facility (a “Super Senior Lender”) (other than the Underwriting Super Senior Providers) shall be entitled to the Underwriting Fee, which shall only be paid to the Underwriting Super Senior Providers, in respect of any amount underwritten pursuant to this Clause 24.2(b) and not in respect of any other amount which the Underwriting Super Senior Providers subscribe in accordance with their entitlements as Primed Lenders.

(c)	The Underwriting Super Senior Providers shall be entitled to an underwriting fee of 1.50 per cent on the Underwritten Amount on the Restructuring Effective Date in accordance with Clause 28 (Costs and Expenses) payable to each Underwriting Super Senior Provider pro rata to its proportion of the Underwritten Amount (the “Underwriting Fee”).

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(d)	The Underwriting Super Senior Providers’ agreement to underwrite the Super Senior Facility is subject to (a) the occurrence of the Restructuring Effective Date; (b) the documentation relating to the Super Senior Facility being reasonably satisfactory to the Underwriting Super Senior Providers; (c) each of the Lenders (including from the Restructuring Effective Date any Hedging Bank but excluding any Lender under the CEXIM Facility, the Sinosure Facility and/or the Commercial Facility) agreeing to provide a first ranking security interest for the Super Senior Facility in relation to its relevant Collateral Pool pursuant to the Super Senior Facility Agreement and the Intercreditor Agreement (the “Primed Lenders”)); (d) Non-Primed Lenders and DSF Lenders, providing a second ranking security interest in relation to its relevant Collateral Pool pursuant to the Super Senior Facility Agreement and the Intercreditor Agreement; (e) satisfaction of all conditions precedent to be set out in the Super Senior Facility; and (f) such commitment to underwrite the Super Senior Facility expiring on the earlier of the Termination Date or the Long Stop Date.

25.	Agreed Debts

25.1	The Company agrees that in consideration for each of the Charterparty Owners and Bareboat Owners agreeing to waive and release their respective Above Market Claims, together with any Roll Up Amounts by the participation in the Charterparty Restructuring and pursuant to paragraph 24 (Release of Claim – Original Time-Charter Owners and Bareboat Owners) of the Implementation Plan the Company agrees that the Agreed Debts shall be due and payable to the Charterparty Owners and Bareboat Owners on the Restructuring Effective Date immediately prior to the Share Issuance which shall not be capable of set off against any obligation owed by any Charterparty Owner or Bareboat Owner.

25.2	It is agreed that the Agreed Debts shall be payable in USD but shall be converted into the corresponding DKK amount at the conversion rate of DKK 5.86878569 to 1 USD as in the Receivable Schedules for the purposes of assignment pursuant to the Assignment Deeds and subsequent conversion into New Equity.

25.3	Each Charterparty Owner and Bareboat Owner agrees to enter into an Assignment Deed pursuant to which it shall assign the Assigned Receivables (representing part of the Agreed Debts) to the Subscribing Lenders (or their Nominated Affiliates) to be allocated to the specified Lenders in accordance with each relevant Assignment Deed, and each Electing Charterparty Owner or Electing Bareboat Owner shall retain the Retained Receivables which shall be converted into Charterparty Shares pursuant to the Subscription List.

25.4	For the avoidance of doubt, in the event that an Original Time-Charter Owner or Original Bareboat Owner terminates its individual obligations under this Agreement pursuant to Clause 27.2 (Original Time-Charter Owner and Original Bareboat Owner Individual Termination) such Original Time-Charter Owner or Original Bareboat Owner hereby waives and releases any entitlement to the Agreed Debts (but not any entitlement to its Above Market Claims or Roll Up Amounts), which are only due and payable only on the Restructuring Effective Date, which shall be allocated amongst the relevant Charterparty Owners and Bareboat Owners who shall Participate in the Restructuring on the Restructuring Effective Date.

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25.5	The Company agrees that to the extent that it has any claim against Torm Singapore, in accordance with the laws of subrogation (or otherwise) arising out of or in connection with the agreement by the Company to pay the proportion of the Agreed Debts which relate to the Above Market Claims that any Charterparty Owner or Bareboat Owner has with respect to any Bareboat Agreement or Charterparty Agreement to which Torm Singapore is the Charterer, then such claims shall be left outstanding as an inter-company debt which shall be subordinated to all Exposures of the Lenders under any Finance Document.

26.	restructuring fee

26.1	In consideration for the Lenders agreeing to support and participate in the Restructuring pursuant to this Agreement and the Implementation Plan, the Lenders shall be jointly and severally entitled to the Restructuring Fee which shall be payable by the Company on the Restructuring Effective Date immediately prior to the Share Issuance in accordance with the Restructuring Fee Allocation Letter.

26.2	The Parties hereby agree that the Restructuring Fee (and each Lender’s entitlement to their proportion of the Restructuring Fee) together with each Lender’s entitlement to the Assigned Receivables in accordance with the Assignment Deeds shall be converted in to the Lender Shares for which the relevant Lender shall, if it so elects, subscribe pursuant to the Subscription List.

26.3	In the event that a Lender elects not to subscribe for all or part of the Lender Shares that they would otherwise be entitled to in accordance with paragraph 27 (Subscription of Equity) of the Implementation Plan, such Lender agrees that it shall not be entitled to any portion of the Assigned Receivables and its amount of the Restructuring Fee that would otherwise have been converted into a proportion of the Lender Shares with respect to the relevant Lender Class shall be assigned to the Subscribing Lenders in accordance with the Implementation Plan.

27.	Termination

27.1	General Termination

(a)	Subject to Clauses 27.1(b) and 27.1(c) below, this Agreement shall terminate and cease to have effect immediately upon:

(i)	the occurrence of the Long Stop Date prior to the Restructuring Effective Date;

(ii)	the date on which a law, regulation, order or decision of any competent governmental or regulatory authority first comes into effect restraining, enjoining or otherwise prohibiting the completion or the implementation of the Restructuring;

(iii)	the occurrence of an Insolvency Event; or

(iv)	the occurrence of any Enforcement Action in relation to either of the Original Obligors, including, without limitation, any Enforcement Action taken by any Non Consenting Bareboat Owner or Non Consenting Charterparty Owner (provided that in relation to any Enforcement Action take by a Non Consenting Bareboat Owner or Non Consenting Charterparty Owner such action has not ceased, been withdrawn, dismissed or terminated within 14 days of such arrest action being commenced).

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(b)	This Agreement may be terminated by the:

(i)	Majority Lender Parties or all of the Instructing Charterparties upon written notice to the other Parties at any time if such Majority Lender Parties or Instructing Charterparties reasonably consider a Material Adverse Effect to have occurred as a result of events or circumstances arising after the Signing Date;

(ii)	Majority Lender Parties and all of the Instructing Charterparties upon termination, invalidity, unenforceability or breach by any Party of any material clause in the Agreement provided that the Majority Lender Parties or all of the Instructing Charterparties may terminate this Agreement if such termination, invalidity, unenforceability or breaches relates to the Share Issuance;

(iii)	Majority Lender Parties or all of the Instructing Charterparties upon the material breach by any Undertaking Party of the terms of a relevant Irrevocable Undertaking;

(iv)	Majority Lender Parties or all of the Instructing Charterparties upon written notice to the other Parties at any time after a breach of the General Undertakings by an Original Obligor; and

(v)	Majority Lender Parties or all of the Instructing Charterparties upon written notice to the other Parties in the event of a breach of the Conditions.

(c)	Termination of this Agreement will not affect any Party’s accrued rights and obligations as at the Termination Date. Each Party’s future rights and obligations under this Agreement (save for those Clauses referred to in Clause 3.2 of this Agreement) shall cease immediately on termination.

27.2	Original Time-Charter Owner and Original Bareboat Owner Individual Termination

(a)	In the event that an Original Bareboat Owner and/or an Original Time-Charter Owner shall not have received their charter hire (as adjusted by virtue of Clause 7 (Standstill of Charterparty Owners and Bareboat Owners)), and shall have given notice in writing, which notwithstanding Clause 30.2 (Addresses) of this Agreement shall be immediately effective upon delivery, of the fact that such charter hire has not been received to the Company and/or Torm Singapore (as applicable) and copied to the Co-ordinator and such amounts remain unpaid and outstanding after the Reasonable Notice Period, and such amounts are not subject to any dispute as to the existence, validity or quantum of such claim, such Original Bareboat Owner and/or Original Time-Charter Owner shall be entitled to deliver a Notice to Terminate to the Company and the Co-ordinator which shall be effective upon the expiry of the Cure Period to terminate such Original Time-Charter Owners’ and/or Original Bareboat Owners’ individual rights and obligations under this Agreement.

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(b)	In the event that the Charterers fail to comply with any material provision or undertaking in any Bareboat Agreement (in the reasonable opinion of the Original Bareboat Owner) with respect to the maintenance of insurance of the relevant vessels or with respect to any general requirement to material maintenance of the relevant vessels and the relevant Original Bareboat Owner has notified the Company and/or Torm Singapore in writing of such breach then the Company and/or Torm Singapore shall remedy such breach within the Reasonable Notice Period. If the Company and/or Torm Singapore fails to remedy such breach within the Reasonable Notice Period, the relevant Original Bareboat Owner shall be entitled to deliver a Notice to Terminate to the Company and the Co-ordinator which notice and termination shall be effective upon the expiry of the Cure Period to terminate such Original Bareboat Owners’ individual rights and obligations under this Agreement.

28.	Costs and Expenses

28.1	The Company shall pay, or cause to be paid, its Company Advisors Fees, the Co-ordinating Committee Costs, the Restructuring Advisor Costs, the Charterparty Owner Costs and the Majority Charterparty Advisor Costs (whether incurred prior to or after the Signing Date) on the earliest to occur of (i) the Restructuring Effective Date (ii) the Termination Date or (iii) the Long Stop Date, in each case together with the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Agents in connection with the Restructuring and any other documents referred to in this Agreement or the Implementation Plan including, without limitation, the Restructuring Documents. Any such amounts payable in respect of the Underwriting Fee, Company Advisor Fees, Charterparty Owner Costs, Restructuring Advisor Costs or Majority Charterparty Advisor Costs, shall be paid by wire transfer of immediately available U.S. Dollar funds or by way of funds flow letter as directed by the applicable Company Advisor, Restructuring Advisor, Majority Charterparty Advisor or the Original Time-Charter Owners or Original Bareboat Owners.

28.2	Each Party to this Agreement acknowledges and agrees that the provisions of this Clause 28 (Costs and Expenses) shall be in addition to any undertakings or rights to indemnities in respect of costs and expenses (including legal fees and expenses of legal advisors of the Lenders and China Export and Credit Corporation (“Sinosure”)) which are included in any other Existing Finance Documents (“Syndicate Costs”). The Company agrees that any reasonable evidenced Syndicate Costs and any Break Costs shall be payable on the earlier to occur of: (i) the Restructuring Effective Date; (ii) the Longstop Date; and (iii) the Termination Date, and any Underwriting Fees shall be payable on the Restructuring Effective Date, by wire transfer of immediately available U.S. Dollar funds or by way of funds flow letter.

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28.3	Each of the Finance Parties who have Syndicate Costs that are covered by Clause 28.2 above, agrees that it shall provide an estimate to the Company and the Co-ordinator on the Signing Date, of such Syndicate Costs that they are likely to incur up to and including the Restructuring Effective Date. The Finance Parties shall provide further estimates of such likely Syndicate Costs prior to the Signing Meeting which upon the issuance by the Co-ordinator of the Closing Notice shall become fixed and payment of such fixed Syndicate Costs in accordance with Clause 28.2 shall be made in full satisfaction of all and any Syndicate Costs.

28.4	For the avoidance of doubt, no Finance Party may recover more than once for any costs and expenses in respect of which it has a claim under this Clause 28 (Costs and Expenses) or the underlying Existing Finance Documents.

29.	Credit Appraisal by the Participants

Without affecting the responsibility of any Original Obligor for information supplied by it or on its behalf in connection with the Restructuring, each Participant confirms that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with the Restructuring and/or the Implementation Plan including but not limited to:

(a)	the financial condition, status and nature of each Group Member;

(b)	the adequacy, accuracy and/or completeness of any information provided by the Original Obligors or the transactions contemplated by the Restructuring and/or the Implementation Plan or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement;

(c)	the effectiveness, adequacy or enforceability of any agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the proposed Restructuring and/or the Implementation Plan; and/or

(d)	whether that Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with the transactions contemplated by this Agreement.

30.	Notices

30.1	Communications in Writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter or (in accordance with Clause 30.5 (Electronic communication)) by email.

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30.2	Addresses

The address, fax number and electronic communication details (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)	in the case of the Company:

Address:	Tuborg Havnevej 18, DK 2900 Hellerup, Denmark

Fax:	+45 39 17 93 80

Telephone:	+45 39 17 9200

Attention:	Executive Management

Email:	man@torm.com

(b)	in the case of each other Obligor, the details stated in the signing pages to this Agreement;

(c)	in the case of each Facility Representative, Lender or any other Participant, that notified in writing to the Co-ordinator on or prior to the date on which it becomes a Party; and

(d)	in the case of the Co-ordinator:

Address:	Danske Bank A/S, Holmens Kanal 2-12, DK-1092 Copenhagen, Denmark

Fax:	+45 45 12 87 22

Telephone:	+45 45 14 63 59 or +45 45 13 88 24

Email:	loanmandk@danskebank.com

Attention:	4754 Loan Management

or any substitute address, email address or fax number or department or officer as the Party may notify to the Co-ordinator (or the Co-ordinator may notify to the other Parties, if a change is made by the Co-ordinator) by not less than five Business Days’ notice.

30.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with this Agreement or the Restructuring Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

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(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being couriered by a reputable courier service (courier prepaid) in an envelope addressed to it at that address; or

(iii)	if by way of electronic communication, any electronic communication made between any of the Parties will be effective only when actually received in readable form,

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document made or delivered to the Company in accordance with this Clause 30.3 (Delivery) will be deemed to have been made or delivered to each of the Original Obligors.

30.4	Notification of Address and Fax Number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Co-ordinator shall notify the other Parties.

30.5	Electronic Communication

(a)	Any communication to be made between any of the Parties may be made by unencrypted electronic mail or other electronic means to such electronic mail address as they may from time to time notify to the Co-ordinator.

(b)	Any electronic communication made between any of the Parties will be effective only when actually received in readable form.

(c)	The Company shall promptly on request deliver to the Co-ordinator in paper form (and in the number of copies requested) any communication or document delivered by electronic mail or other electronic means to any other Party.

30.6	English Language

(a)	Any notice given under or in connection with this Agreement or the Restructuring Documents or the Implementation Plan must be in English.

(b)	All other documents provided under or in connection with the Restructuring Documents or the Implementation Plan must be:

(i)	in English; or

(ii)	if not in English, accompanied by an English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

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31.	Publicity

31.1	Until the Restructuring Effective Date, no announcement regarding or in relation to this Agreement, the Restructuring or the Implementation Plan, including the identity of any Participant, will be made by or on behalf of any Party (whether publicly or otherwise) without the prior consent of the Co-ordinator (acting on the instructions of the Majority Lender Parties) and the Company, except as permitted by Clause 31.2 and 31.3 below.

31.2	Clause 31.1 above does not apply to any announcement required by law or regulation or any applicable stock exchange. Any Party required to make such an announcement shall, unless the requirement is to make an immediate announcement with no time for consultation, consult with the Majority Lender Parties and the Company before making the relevant announcement.

31.3	Each Participant acknowledges that the Company shall issue a public announcement after the Signing Date in connection with the Restructuring Effective Date in accordance with its applicable listing obligations. The Company shall circulate and agree a draft of such announcement with the Co-ordinating Committee and in the event that any Participant is identified in such announcement, with such Participant.

32.	Preservation

If at any time any provision or Schedule or part of any provision or Schedule of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity or enforceability of then remaining provisions or schedules nor the legality, validity or enforceability of such provision will in any way be affected or impaired.

33.	Amendments and Waivers

33.1	Subject to Clause 12.3 of this Agreement, any term of this Agreement may be amended or waived only with the written consent of the Company, the Original Time-Charter Owners, the Original Bareboat Owners, the Lenders and the Hedging Banks, save for the waiver of any Underwriting Fee which may be waived solely by the relevant Underwriting Super Senior Provider entitled to such Underwriting Fee.

33.2	No failure of the Participants, the Co-ordinator or any Agent or their delay in exercising any right, power or privilege shall preclude any further exercise thereof or the exercise of any other right, power or privilege under this Agreement. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

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33.3	For the avoidance of doubt, no waivers contained in the Restructuring Documents shall have the effect of waiving any rights or obligations arising under the Restructuring Documents themselves.

34.	Confidentiality

34.1	Disclosure by Participants

The Participants agree to retain in the strictest confidence all Confidential Information and shall not disclose such Confidential Information to any Person provided however that each Participant may disclose such Confidential Information:

(a)	to that Participant’s Affiliates, officers, directors, employees, professional advisers and auditors for the purpose of discussing, negotiating, preparing, executing, implementing and/or consummating the transactions contemplated by the Restructuring, this Agreement and the Implementation Plan and in respect of subsequent evaluations of and/or actions relevant to the Participant’s safeguarding of its interest vis-à-vis the Company (it being understood and agreed that each Participant shall advise such representatives of the confidential nature of the information and the Participant shall procure that such representatives (except for officers, directors and employees and legal and other professional advisors that are bound by legal or professional obligations of confidentiality) enter into a confidentiality undertaking in favour of the Participants and the Company (as applicable) in equivalent form to the confidentiality undertakings contained in this Agreement);

(b)	to any person to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body or any ratings agency, the rules of any relevant stock exchange or pursuant to any applicable law or regulation or by a court of law, arbitrator or administrative tribunal or similar body;

(c)	to any other person to (or through) whom a Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement or any Finance Document as permitted by this Agreement and any Finance Document and as that Participant shall consider appropriate, provided that such person to whom the information is to be given has, prior to any such disclosure, entered into a confidentiality undertaking in favour of the Participants and the Company (as applicable) in equivalent form to the confidentiality undertakings contained in this Agreement;

(d)	to any court or tribunal with respect to the enforcement of any of the rights set out in this Agreement and/or in relation to any litigation or other legal proceedings initiated or defended by such Participant in relation to or in connection with this Agreement;

(e)	to any export credit agency that has provided or may provide credit insurance relating to any of the Existing Facilities; and

(f)	where such disclosure is made pursuant to the terms of this Agreement or is consented to in writing by the Parties.

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34.2	Disclosure by the Group

Confidential Information regarding any Participant (including the identity of any Participant) or Lender, the Restructuring and any of the transactions contemplated by this Agreement and the Implementation Plan other than information in the public domain prior to the Signing Date shall not be disclosed by any Group Member other than:

(a)	to each Group Member’s representatives and professional advisers for the purpose of discussing, negotiating, preparing, executing, implementing and/or consummating the transactions contemplated by the Restructuring and this Agreement;

(b)	to each Group Member’s auditors;

(c)	to any person to whom information is required or requested to be disclosed by any governmental, banking, taxation, arbitration or administrative tribunal or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation or by a court of law; or

(d)	with the prior consent of the Participants (such consent not to be unreasonably withheld or delayed).

34.3	Inside Information

Each of the Participants acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Participants undertakes not to knowingly use any Confidential Information for any unlawful purpose.

34.4	Notification of Disclosure

Each of the Participants agrees (to the extent permitted by law and regulation) to inform the Company upon becoming aware that Confidential Information has been disclosed in breach of this Clause 34 (Confidentiality).

34.5	Continuing Obligations

The obligations in this Clause 34 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Participant for a period of twelve months from the Signing Date.

35.	Governing Law

35.1	This Agreement and all non-contractual obligations arising from or connected with it are governed by English law.

35.2	Nothing in this Agreement will operate to change the governing law of any Existing Finance Document.

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36.	Enforcement

36.1	Jurisdiction of English Courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that they shall only be entitled to bring an action to settle any Dispute arising on or prior to the Restructuring Effective Date for the first 12 months following the Restructuring Effective Date, and that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. The Parties hereby waive any right to which any of them may be entitled on account of place of residence or domicile.

36.2	Service of Process

(a)	Without prejudice to any other mode of service allowed under any relevant law or regulation, the Original Obligors and the Original Time-Charter Owners and Original Bareboat Owners and such of the Finance Parties that do not have a place of business in England and Wales shall (in each case at the sole cost of the Company) irrevocably appoint the Process Agents as their respective agents for service of process in relation to any proceedings before the English courts in connection with this Agreement.

(b)	Each of the Original Obligors, Original Time-Charter Owners and Original Bareboat Owners agrees that failure by the Process Agent to notify the relevant party of the process will not invalidate the proceedings concerned.

(c)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Co-ordinator. Failing this, the Co-ordinator may appoint another agent for this purpose.

36.3	Waiver of Immunity

Each Obligor waives all immunity, whether from suit, against execution of any judgment or otherwise, that it or its property may have. In particular, but without limitation, it consents to:

(a)	the jurisdiction of the English Courts in accordance with Clause 36.1 (Jurisdiction of English Courts);

(b)	the giving of any relief by way of injunction or order for specific performance or for the recovery of land or other property; and

(c)	the issue of any process against its property for the enforcement of a judgment.

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36.4	Specific Performance

The Parties agree that damages would not be a sufficient remedy for the breach by any Party of any terms of this Agreement. Any non-breaching Party may seek specific performance and injunction or other equitable relief as a remedy for any such breach. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any remedies which any Party may be entitled under this Agreement or otherwise.

37.	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

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Schedule 2

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Schedule 3

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Schedule 4

collateral pool and Existing Transaction Security

Part A
Collateral Pools

Existing Facility Agreement	Collateral Pool

DSF Facility	Torm Helene Torm Ingeborg Torm Valborg Torm Gunhild Torm Anne Torm Mary Torm Vita	Torm Gertrud Torm Gerd Torm Thyra Torm Freya Torm Helvig Torm Ragnhild

Sinosure Facility and Commercial Facility	Torm Alice Torm Aslaug Torm Almena	Torm Agnes Torm Amalie

Danske Facility	Torm Garonne Torm Fox Torm Gudrun Torm Gyda Torm Horizon Torm Kansas Torm Laura Torm Kristina Torm Lene Torm Lotte Torm Louise Torm Madison	Torm Maren Torm Mathilde Torm Ohio Torm Platte Torm Republican Torm Rhone Torm Rosetta Torm San Jacinto Torm Tevere Torm Thames Torm Trinity Torm Venture

CEXIM Facility	Torm Alexandra Torm Agnete	Torm Arawa Torm Anabel

Nordea Facility	Torm Marina Torm Estrid Torm Emilie Torm Ismini Torm Clara Torm Cecilie Torm Caroline	Torm Moselle Torm Camilla Torm Carina Torm Lily Torm Charente Torm Loire Torm Saone

UniCredit / DBS Facility	Torm Bornholm Torm Anholt	Torm Neches

HSBC / DBS Facility	Torm Sara Torm Signe	Torm Sofia

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Part B

Existing Transaction Security

Facility Agreement	Security

Danske Facility	Mortgages

●	A first priority cross collateralised ship fleet mortgage by the Company in favour of the Lenders of the Danske Facility against each of Torm Garonne, Torm Fox, Torm Gudrun, Torm Gyda, Torm Horizon, Torm Kansas, Torm Kristina, Torm Laura, Torm Lene, Torm Lotte, Torm Louise, Torm Madison, Torm Maren, Torm Mathilde, Torm Ohio, Torm Platte, Torm Republican, Torm Rhone, Torm Rosetta, Torm San Jacinto, Torm Tevere, Torm Thames, Torm Trinity and registered in the Danish International Ship Registry originally dated 22 April 2008 as later amended by various addenda, the latest being on 28 June 2011

● A first priority cross collateralised mortgage by the Company over Torm Venture registered in the Norwegian International Ship Registry originally dated 22 April 2008 as later amended on 22 August 2011 including a declaration of pledge dated 22 April 2008

Assignment of insurances, earnings and requisition of capital

First priority assignments of insurance and earnings of the mortgaged vessels have been created by way of the following security agreements:

●	Security agreement dated 30 July 2008 (Torm Fox);

●	Security agreement dated 15 April 2008 (Torm Garonne);

●	Security agreement dated 1 May 2009 (Torm Gudrun);

●	Security agreement dated 26 March 2009 (Torm Gyda);

●	Security agreement dated 30 May 2008 (Torm Horizon);

●	Security agreement dated 14 November 2008 (Torm Kansas);

●	Security agreement dated 29 May 2009 (Torm Kristina);

●	Security agreement dated 14 November 2008 (Torm Laura);

●	Security agreement dated 19 November 2008 (Torm Lene);

●	Security agreement dated 19 May 2009 (Torm Lotte);

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Facility Agreement	Security

●	Security agreement dated 29 July 2009 (Torm Louise);

●	Security agreement dated 15 April 2008 (Torm Madison);

●	Security agreement dated 14 November 2008 (Torm Maren);

●	Security agreement dated 19 November 2008 (Torm Mathilde);

●	Security agreement dated 15 April 2008 (Torm Ohio);

●	Security agreement dated 30 May 2008 (Torm Platte);

●	Security agreement dated 30 May 2008 (Torm Republican);

●	Security agreement dated 30 July 2008 (Torm Rhone);

●	Security agreement dated 14 November 2008 (Torm Rosetta);

●	Security agreement dated 30 July 2008 (Torm San Jacinto);

●	Security agreement dated 30 June 2008 (Torm Tevere);

●	Security agreement dated 5 May 2008 (Torm Thames);

●	Security agreement dated 15 April 2008 (Torm Trinity); and

●	Security agreement dated 15 April 2008 (Torm Venture).

Nordea Facility	Mortgages

●	A first priority cross collateralised fleet mortgage by the Company over Torm Estrid, Torm Emilie, Torm Ismini, Torm Clara, Torm Cecilie, Torm Caroline, Torm Moselle, Torm Camilla, Torm Carina, Torm Lilly, Torm Charente, Torm Loire, Torm Saone registered in the Danish International Ship Registry originally dated 21 April 2008 as later amended by various addenda, most recently on 20 November 2009

●	A first priority cross collateralised mortgage by the Company over Torm Marina registered in the Norwegian International Ship Registry dated 13 December 2010 including a declaration of pledge dated 13 December 2010

Assignment of insurances, earnings and requisition of capital

●	A first priority assignment by the Company of all insurances and earnings of Torm Estrid in the form of a security agreement dated 18 June 2007

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Facility Agreement	Security

●	A first priority assignment by the Company of all insurances and earnings of Torm Emilie in the form of a security agreement dated 26 November 2007

●	A first priority assignment by the Company of all insurances and earnings of Torm Ismini in the form of a security agreement dated 24 July 2007

●	A first priority assignment by the Company of all insurances and earnings of Torm Clara in the form of a security agreement dated 24 July 2007

●	A first priority assignment by the Company of all insurances and earnings of Torm Cecilie in the form of a security agreement dated 29 February 2008

●	A first priority assignment by the Company of all insurances and earnings of Torm Caroline in the form of a security agreement dated 29 February 2008

●	A first priority assignment by the Company of all insurances and earnings of Torm Moselle in the form of a security agreement dated 14 April 2008

●	A first priority assignment by the Company of all insurances and earnings of Torm Camilla in the form of a security agreement dated 29 February 2008

●	A first priority assignment by the Company of all insurances and earnings of Torm Carina in the form of a security agreement dated 26 November 2007

●	A first priority assignment by the Company of all insurances and earnings of Torm Lilly in the form of a security agreement dated 9 November 2009

●	A first priority assignment by the Company of all insurances and earnings of Torm Charente in the form of a security agreement dated 14 April 2008

●	A first priority assignment by the Company of all insurances and earnings of Torm Loire in the form of a security agreement dated 14 April 2008

●	A first priority assignment by the Company of all insurances and earnings of Torm Saone in the form of a security agreement dated 14 April 2008

●	A first priority assignment by the Company of all insurances and earnings of Torm Marina in the form of a security agreement dated 8 December 2010

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Facility Agreement	Security

DSF Facility	Mortgages

●	A first priority cross collateralised fleet mortgage by the Company over Torm Helene, Torm Ingeborg, Torm Valborg, Torm Gunhild, Torm Mary, Torm Vita, Torm Gertrud, Torm Gerd, Torm Thyra, Torm Freya, Torm Helvig, Torm Ragnhild registered in the Danish International Ship Registry originally dated 16 December 2004 as later amended by various addenda, most recently on 13 October 2009

●	A first priority cross collateralised mortgage by Torm Singapore over Torm Anne registered in the Singaporean International Ship Registry dated 22 December 2004 including deed of covenants collateral thereto

Assignment of insurances and earnings

●	A first priority assignment by the Company and Torm Singapore of all insurances and earnings of Torm Helene, Torm Ingeborg, Torm Valborg, Torm Gunhild, Torm Anne, Torm Mary, Torm Vita, Torm Thyra, Torm Freya, Torm Gertrud, Torm Gerd Torm Helvig and Torm Ragnhild in the form of a security agreement dated 10 December 2004 as amended by an substitution agreement dated 2 June 2005.

Deeds of Covenant

•	Deed of covenant on Torm Anne dated 22 December 2004

Guarantee

	●	A guarantee by Torm Singapore dated 10 December 2004

CEXIM Facility	Assignments of building contracts

•	A pre-delivery assignment in respect of Torm Arawa (EX. Hull No. 08130005) made between the Company and The Export-Import Bank of China, dated 19 March 2010

•	A pre-delivery assignment in respect of Torm Anabel (EX. Hull No. 08130006) made between the Company and The Export-Import Bank of China, dated 19 March 2010

Guarantee

●	A guarantee and indemnity provided by Torm Singapore to The Export-Import Bank of China dated 19 March 2010

73

Facility Agreement	Security

●	Deed of amendment and confirmation dated 13 January 2012 in relation to the 19 March 2010 guarantee

Mortgages

•	A first priority cross collateralised mortgage by the Company over Torm Alexandra dated 9 August 2010

•	A first priority cross collateralised mortgage by the Company over Torm Agnete dated 23 December 2010

•	A first priority cross collateralised mortgage by Torm Singapore over Torm Arawa dated 13 January 2012

•	A first priority cross collateralised mortgage by Torm Singapore over Torm Anabel dated 9 March 2012

Assignment of insurance, earnings and requisition compensation

●	Deed of assignment on Torm Alexandra by the Company in favour of The Export-Import Bank of China, dated 9 August 2010

●	Deed of assignment on Torm Agnete by the Company in favour of The Export-Import Bank of China, dated 2 November 2010

●	Deed of assignment on Torm Arawa by Torm Singapore in favour of The Export-Import Bank of China, dated 13 January 2012

●	Deed of assignment on Torm Anabel by Torm Singapore in favour of The Export-Import Bank of China, dated 9 March 2012

Deeds of covenant

●	Deed of covenant on Torm Alexandra between the Company and The Export-Import Bank of China, dated 9 August 2010

●	Deed of covenant on Torm Agnete 2010 between the Company and The Export-Import Bank of China, dated 23 December

•	Deed of covenant on Torm Arawa between Torm Singapore and The Export-Import Bank of China, dated 13 January 2012

•	Deed of covenant on Torm Anabel between Torm Singapore and The Export-Import Bank of China, dated 9 March 2012

74

Facility Agreement	Security

Mortgages

Sinosure Facility and Commercial Facility	●	A first priority cross collateralised mortgage by Torm Singapore over Torm Agnes dated 14 January 2011

●	A first priority cross collateralised mortgage by the Company over Torm Alice dated 3 June 2010

●	A first priority cross collateralised mortgage by Torm Singapore over Torm Almena dated 19 November 2010

●	A first priority cross collateralised mortgage by Torm Singapore over Torm Amalie, undated

●	A first priority cross collateralised mortgage by the Company over Torm Aslaug dated 21 July 2010

Guarantee

●	A guarantee from the Company, dated 27 November 2009

Assignment of insurance, earnings and requisition compensation

•	Deed of assignment on Torm Agnes by Torm Singapore in favour of the Security Agent for the Sinosure/Commercial Facility, dated 11 January 2011

•	Deed of assignment on Torm Almena by Torm Singapore in favour of the Security Agent for the Sinosure/Commercial Facility, dated 16 November 2010

•	Deed of assignment on Torm Amalie by Torm Singapore in favour of the Security Agent for the Sinosure/Commercial Facility, dated 9 March 2011

•	Deed of assignment on Torm Alice by the Company in favour of Sinosure/Commercial Facility, dated 17 May 2010

•	Deed of assignment on Torm Aslaug by the Company in favour of Sinosure/Commercial Facility, dated 21 July 2010

Deeds of Covenant

•	Deed of covenant on Torm Agnes by Torm Singapore in favour of the Security Agent for the Sinosure/Commercial Facility, dated 11 January 2011

75

Facility Agreement	Security

•	Deed of covenant on Torm Almena by Torm Singapore in favour of the Security Agent for the Sinosure/Commercial Facility, dated 16 November 2010

•	Deed of covenant on Torm Amalie by Torm Singapore in favour of the Security Agent for the Sinosure/Commercial Facility, dated 9 March 2011

•	Deed of covenant on Torm Alice by the Company in favour of the Security Agent for the Sinosure/Commercial Facility, dated 8 June 2010

•	Deed of covenant on Torm Aslaug by the Company in favour of the Security Agent for the Sinosure/Commercial Facility, dated 21 July 2010

Mortgages

HSBC / DBS Facility	●	A first statutory mortgage by Torm Singapore over Torm Sara dated 29 December 2005

	●	A first statutory mortgage by Torm Singapore over Torm Signe dated 29 December 2005

	●	A first statutory mortgage by Torm Singapore over Torm Sofia dated 29 December 2005

Deeds of covenant

●	Deed of covenant on Torm Sara in favour of the security trustee in connection with each mortgage dated 29 December 2005

•	Deed of Covenant on Torm Signe in favour of the security trustee dated 29 December 2005

•	Deed of Covenant on Torm Sofia in favour of the security trustee dated 29 December 2005

Guarantee

●	Guarantee and indemnity granted by the Company in favour of The Hongkong and Shanghai Banking Corporation Limited (in respect of liabilities under the loan and connected finance documents), dated 21 January 2009

●	Guarantee granted by the Company in favour of DBS in respect of obligations under an ISDA master agreement dated 9 April 2008

76

Facility Agreement	Security

•	Guarantee granted by the Company in favour of The Hongkong and Shanghai Banking Corporation Limited in respect of obligations under an ISDA master agreement, dated 25 February 2009

Assignments of insurances, earnings and requisition of capital

●	Deed of assignment in relation to Torm Sara dated 29 December 2005

•	Deed of assignment in relation to Torm Sofia dated 29 December 2005

•	Deed of assignment in relation to Torm Signe dated 29 December 2005

Mortgages

UniCredit / DBS Facility	•	A first priority cross collateralised Singapore law statutory mortgage by Torm Singapore in favour of DBS Bank Ltd as mortgagee over Torm Anholt dated 8 April 2008 (the “TA Mortgage”)

	—	A first priority cross collateralised Singapore law statutory mortgage by Torm Singapore in favour of DBS Bank Ltd as mortgagee over Torm Bornholm dated 8 April 2008 (the “TB Mortgage”)

	—	A first priority cross collateralised Singapore law statutory mortgage by Torm Singapore in favour of DBS Bank Ltd as mortgagee over Torm Neches dated 8 April 2008 (the “TN Mortgage”)

Deed of covenant

●	Deed of covenant on Torm Anholt between Torm Singapore and DBS Bank Ltd as security trustee which supplements the TA Mortgage, dated 8 April 2008

•	Deed of covenant on Torm Bornholm between Torm Singapore and DBS Bank Ltd as security trustee in connection which supplements the TB Mortgage, dated 8 April 2008

•	Deed of covenant on Torm Neches between Torm Singapore and DBS Bank Ltd as security trustee which supplements the TN Mortgage, dated 8 April 2008

77

Facility Agreement	Security

Guarantee

●	Guarantee and indemnity by the Company in favour of DBS Bank Ltd as security trustee, dated 9 April 2008

Assignments of insurances, earnings and requisition of capital

●	Deed of Assignment in relation to Torm Arnholt between Torm Singapore and DBS Bank Ltd. as security trustee, dated 8 April 2008

•	Deed of Assignment in relation to Torm Bornholm between Torm Singapore and DBS Bank Ltd. as security trustee, dated 8 April 2008

•	Deed of Assignment in relation to Torm Neches between Torm Singapore and DBS Bank Ltd. as security trustee, dated 8 April 2008

78

Schedule 5

79

Schedule 6

80

Schedule 7

81

Schedule 8

Corporate Reorganisation

Part A

82

Part B

83

Schedule 9

84

Schedule 10

85

Schedule 11

86

Schedule 12

87

Schedule 13

88

Schedule 14

89

Schedule 15

90

SIGNATURES

ORIGINAL OBLIGORS

THE COMPANY

SIGNED for and on behalf of	)
TORM A/S	)	/s/ Niels Erik Nielson
Chairman

By:	/s/ Christian Frigast

Title:	Deputy Chairman

By:	/s/ Jacob Meldgaard

Title:	CEO

SIGNED for and on behalf of	)
TORM SINGAPORE PTE. LTD.	)	/s/ Jacob MeldGard
Director

By:	/s/ Ronald M. Andersen

Title:	Director

Address:	6 Battery Road, #27-02, Singapore 049909
Fax:	+65 6534 4142

Attention:	Director

Email:	Singapore@torm.com

THE ORIGINAL LENDERS

DSF FACILITY

SIGNED for and on behalf of	)
DANMARKS SKIBSKREDIT A/S	)
as an Original Lender under the DSF Facility	)	/s/ Thomas Schiltmann
SRM

By:	/s/ Ole Staergaard

Title:	SRM

Address:	Sankt Annae Plads 3
DK-1250 Copenhagen K
Denmark
Fax:	+ 45 33 33 96 66

Attention:	Ole Staergaard

Email:	ols@shipfinance.dk

SINOSURE FACILITY

SIGNED for and on behalf of	)
BANK OF CHINA LIMITED	)
as Original Lender under the Sinosure Facility	)	/s/ Ni Bing

By: Ni Bing

Title: Attorney-in-Fact

Address:	No. 93 Jin Ling Bei Road, Nansha District, Guangzhou
The People’s Republic of China, 511458
Fax:	+ 86 20 3991 3627

Attention:	Mr. Ni Bing

Email:	kelvinni263@hotmail.com

With a copy to:

Address:	No. 197 Dongfeng Xi Road, Guangzhou
The People’s Republic of China, 510180
Fax:	+86 20 8315 3119

Attention:	Mr. Wang Yufeng

Email:	gzhpyf@mail.notes.bank-of-china.com

Address:	No.1 Fuxingmen Nei Dajie, Beijing
The People’s Republic of China, 100818
Fax:	+86 10 6659 2720

Attention:	Mr. Fan Enhui

Email:	rl_faneh@bank-of-china.com

Address:	No. 197 Dongfeng Xi Road, Guangzhou
The People’s Republic of China, 510180
Fax:	+86 20 8315 3119

Attention:	Ms. Xiao Yanfei

Email:	xiaoyanfei@mail.notes.bank-of-china.com

SIGNED for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)
as Original Lender under the Sinosure Facility	)	/s/ Paul Taylor

By:	Paul Taylor

Title:	Global Head of Shipping For Operational Matters:

Address:	OPER/FIN/STR/DMT, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 45 98

Attention:	Clelia NTOKO (SGCIB)

Email:	clelia.ntoko@sgcib.com

For Credit Matters:

Address:	OPER/FIN/SMO/EXT, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 45 97

Attention:	Thuy Quynh Truong (SGCIB)

Email:	thuy-quynh.truong@sgcib.com

and

Address:	OPER/FIN/SMO/IAB, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 46 22

Attention:	Marie-Cécile Fournier (SGCIB)

Email:	marie-cecile.fournier@sgcib.com

COMMERCIAL FACILITY

SIGNED for and on behalf of	)
BANK OF CHINA LIMITED	)
as Original Lender under the Commercial Facility	)	/s/ Ni Bing

By: Ni Bing

Title: Attorney-in-Fact

Address:	No. 93 Jin Ling Bei Road, Nansha District, Guangzhou
The People’s Republic of China, 511458
Fax:	+ 86 20 3991 3627

Attention:	Mr. Ni Bing

Email:	kelvinni263@hotmail.com

With a copy to:

Address:	No. 197 Dongfeng Xi Road, Guangzhou
The People’s Republic of China, 510180
Fax:	+86 20 8315 3119

Attention:	Mr. Wang Yufeng

Email:	gzhpyf@mail.notes.bank-of-china.com

Address:	No.1 Fuxingmen Nei Dajie, Beijing
The People’s Republic of China, 100818
Fax:	+86 10 6659 2720

Attention:	Mr. Fan Enhui

Email:	rl_faneh@bank-of-china.com

Address:	No. 197 Dongfeng Xi Road, Guangzhou
The People’s Republic of China, 510180
Fax:	+86 20 8315 3119

Attention:	Ms. Xiao Yanfei

Email:	xiaoyanfei@mail.notes.bank-of-china.com

SIGNED for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)
as Original Lender under the Commercial Facility	)	/s/ Paul Taylor

By:	Paul Taylor

Title:	Global Head of Shipping For Operational Matters:

Address:	OPER/FIN/STR/DMT, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 45 98

Attention:	Clelia NTOKO (SGCIB)

Email:	clelia.ntoko@sgcib.com

For Credit Matters:

Address:	OPER/FIN/SMO/EXT, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 45 97

Attention:	Thuy Quynh Truong (SGCIB)

Email:	thuy-quynh.truong@sgcib.com

and

Address:	OPER/FIN/SMO/IAB, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 46 22

Attention:	Marie-Cécile Fournier (SGCIB)

Email:	marie-cecile.fournier@sgcib.com

DANSKE FACILITY

SIGNED for and on behalf of	)
BNP PARIBAS as Original Lender	)
under the Danske Facility	)	/s/ Morten Gjesdahl

By:	Morten Gjesdahl

Title:	Head of Shipping and Offshore – Northern Europe

Address:	BNP Paribas Munkedamsveien 35 P.O. Box 106 Sentrum N-0102 Oslo, Norway
Fax:	+47 22 82 95 00

Attention:	Loan Administration / Shipping Department

Email:	Corporate_Operation@bnpparibas.com

SIGNED for and on behalf of	)
DANSKE BANK A/S as Original Lender	)
under the Danske Facility	)	/s/ Oivind Haraldsen

By:	Oivind Haraldsen

Title:	Global Head of Shipping

Address:	Holmens Kanal 2 12, DK 1092 Copenhagen, Denmark
Fax:	+45 45 12 87 22

Attention:	4754 Loan Management and Søren Geertsen

Email:	loanmandk@danskebank.com ; soeren.geertsen@danskebank.dk; and tbjr@danskebank.dk .

SIGNED for and on behalf of	)
HSH NORDBANK AG as Original Lender	)
under the Danske Facility	)	/s/ Jens Babenderede
/s/ Markus Wenker

By:	Jens Babenderede and Markus Wenker

Title:

Address:	Gerhart-Hauptmann-Platz 50 D-20095 Hamburg Germany
Fax:	+49 40 33 33 34 269

Attention:	Shipping Department

Email:	markus.wenker@hsh-nordbank.com

SIGNED for and on behalf of	)
SKANDINAVISKA ENSKILDA	)
BANKEN AB (PUBL))
as Original Lender under the Danske Facility	)	/s/ Egil Aarrestad

By:	Egil Aarrestad

Title:	Senior Client Executive

Address:	SEB Merchant Banking Shipping Finance, GÖH610 405 04 Gothenburg Sweden
Fax:	+ 46 31 151 450

Attention:	Egil H. Aarestad and Monica Wendesten

Email:	Egil.Aarrestad@seb.no and Monica.Wendesten@seb.se

CEXIM FACILITY

SIGNED for and on behalf of	)
THE EXPORT-IMPORT BANK	)
OF CHINA	)
as Original Lender under the CEXIM Facility	)	/s/ Theodora Kokota

By:	Theodora Kokota
Title:	Attorney-in-Fact

Address:	Transportation Finance Department No. 30. Fu Xing Men Nei Street, Xicheng District, Beijing 100031 The People’s Republic of China
Fax:	+86 10 8357 8428 / 8459

Attention:	Mr. Chen Nan

Email:	chennan@eximbank.gov.cn

NORDEA FACILITY

SIGNED for and on behalf of	)
DEUTSCHE BANK AG FILIALE	)
DEUTSCHLANDGESCHÄFT	)
as Original Lender under the Nordea Facility	)	/s/ Tilman Stein
/s/ Carola Roth

By:	Tilman Stein	Carola Roth

Title:	Director	Director

Address:	Deutsch Bank AG, Adolphsplatz 7
D-20457 Hamburg
Germany
Fax:	+ 49 40 3701 4649

Attention:	Legal Department/Carola Maria Roth

Email:	Carola-maria.roth@db.com

SIGNED for and on behalf of	)
HANDELSBANKEN	)
(Branch of Svenska Handelsbanken AB (publ),	)
Sweden))
as Original Lender under the Nordea Facility	)	/s/ Lars Moescaard
/s/ Gorm Bjoerkmann

By:	Lars Moescaard and Gorm Bjoerkmann

Title:	SVP

Address:	Amaliegade 3 DK-1256 Copenhagen K Denmark
Fax:	+45 4456 3409

Attention:	Gorm Bjoerkmann

Email:	koebenhavncity@handelsbanken.dk

SIGNED for and on behalf of	)
HSH NORDBANK AG	)
as Original Lender under the Nordea Facility	)	/s/ Jens Babendererde
/s/ Markus Wenker

By:	Jens Babendererde and Markus Wenker

Title:	................................................................

Address:	Gerhart-Hauptmann-Platz 50 D-20095 Hamburg Germany
Fax:	+49 40 33 33 34 269

Attention:	Shipping Department

Email:	markus.wenker@hsh-nordbank.com

SIGNED for and on behalf of	)
NORDEA BANK DANMARK A/S	)
as Original Lender under the Nordea Facility	)	/s/ Jesper Stahl
/s/ Henrik Smidt

By:	Jesper Stahl and Hennk Smidt

Title:	VP

Address:	Shipping, Offshore & Oil Services Christiansbro Strandgade 3 PO Box 850 0900 Copenhagen
Fax:	+45 33 33 55 09

Attention:	Shipping, Offshore & Oil Services

Email:	shipping.dk@nordea.com and jesper.stahl@nordea.com

UNICREDIT / DBS FACILITY

SIGNED for and on behalf of	)
DBS BANK LTD.	)
as Original Lender under the UniCredit / DBS Facility	)	/s/ Audrey Koh

By:	Audrey Koh

Title:	Managing Director

Address:	12 Marina Boulevard Level 46 Marina Bay Financial Centre Tower 3 Singapore 018982
Fax:	+ 65 6227 9183 / +65 6324 4127

Attention:	Teo Kok Leong / Audrey Koh / Allan Goh

Email:	kokleongteo@dbs.com, audreykoh@dbs.com, allan@dbs.com,

SIGNED for and on behalf of	)
UNICREDIT BANK AG as Original Lender	)
as Original Lender under the UniCredit / DBS Facility	)	/s/ Michael Choo
/s/ Jaime Foo

By:	Michael Choo and Jaime Foo

Title:	MD and Vice President

Address:	30 Cecil Street #25-01 Prudential Tower Singapore 049712
Fax:	+65 6413 3533 / +65 6413 3686

Attention:	Michael Choo / Jaime Foo / Goh Lee Ping / Cheah Soo Lee / Banking Services Asia

Email:	leeping.goh@unicredit.eu, soolee.cheah@unicredit.eu, and michael.choo@unicredit.eu

HSBC / DBS FACILITY

SIGNED for and on behalf of	)
DBS BANK LTD.	)
as Original Lender under the HSBC / DBS Facility	)	/s/ Audrey Koh

By:	Audrey Koh

Title:	Managing Director

Address:	12 Marina Boulevard Level 46 Marina Bay Financial Centre Tower 3 Singapore 018982
Fax:	+ 65 6227 9183 / +65 6324 4127

Attention:	Teo Kok Leong / Audrey Koh / Allan Goh

Email:	kokleongteo@dbs.com, audreykoh@dbs.com, allan@dbs.com,

SIGNED for and on behalf of THE	)
HONGKONG AND SHANGHAI BANKING	)
CORPORATION LIMITED	)
as Original Lender under the HSBC / DBS Facility	)	/s/ Louis Han

By:	Louis Han

Title:	Senior Vice President

Address:	21 Collyer Quay, #14-01 HSBC Building Singapore 049320
Fax:	+ 65 6538 0665

Attention:	Louis Han / Donna Duke

Email:	louishan@hsbc.com.sg / donnaduke@hsbc.com.hk

ORIGINAL TIME-CHARTER OWNERS
SIGNED for and on behalf of	)
RAINWOOD COMPANY S.A.	)
as an Original Time-Charter Owner	)	/s/ Billy Chiu

By:	Billy Chiu

Title:	Authorised Signatory

Address:	c/o BW Maritime Pte. Ltd. Mapletree Business City, #18-01 10 Pasir Panjang Road Singapore 117438
Fax:	+65 6337 1623

Attention:	Chartering Team with a copy to the General Counsel

Email:	cpadmin.sgp@bwshipping.com and corporatesec.sgp@bwshipping.com

SIGNED for and on behalf of	)
ACLAND COMPANY S.A.	)
as an Original Time-Charter Owner	)	/s/ Billy Chiu

By:	Billy Chiu

Title:	Authorised Signatory

Address:	c/o BW Maritime Pte. Ltd. Mapletree Business City, #18-01 10 Pasir Panjang Road Singapore 117438
Fax:	+65 6337 1623

Attention:	Chartering Team with a copy to the General Counsel

Email:	cpadmin.sgp@bwshipping.com and corporatesec.sgp@bwshipping.com

SIGNED for and on behalf of	)
GIFFORD COMPANY S.A.	)
as an Original Time-Charter Owner	)	/s/ Billy Chiu

By:	Billy Chiu

Title:	Authorised Signatory

Address:	c/o BW Maritime Pte. Ltd. Mapletree Business City, #18-01 10 Pasir Panjang Road Singapore 117438
Fax:	+65 6337 1623

Attention:	Chartering Team with a copy to the General Counsel

Email:	cpadmin.sgp@bwshipping.com and corporatesec.sgp@bwshipping.com

SIGNED for and on behalf of	)
RIO LILLEHAMMER	)
SCHIFFFAHRTSGESELLSCHAFT	)
MBH & CO. KG	)
as an Original Time-Charter Owner	)	/s/ Christian Brall
/s/ Christian Karl

By:	Christian Brall and Christian Karl

Title:	Managing Director and Authorized Officer

Address:	Palmaille 67, 22767 Hamburg, Germany
Fax:	+4940 380 22 3717

Attention:	Christial Brall

Email:	c.brall@mpc.capital.com

SIGNED for and on behalf of	)
RIO LUXEMBOURG	)
SCHIFFFAHRTSGESELLSCHAFT	)
MBH & CO. KG	)
as an Original Time-Charter Owner	)	s/ Christian Brall
/s/ Christian Karl

By:	Christian Brall and Christian Karl

Title:	Managing Director and Authorized Officer

Address:	Palmaille 67, 22767 Hamburg, Germany
Fax:	+4940 380 22 3717

Attention:	Christial Brall

Email:	c.brall@mpc.capital.com

SIGNED for and on behalf of	)
MAGURO SHIPPING, INC.	)
as an Original Time-Charter Owner	)	/s/ Michael Chalkias

By:	Michael Chalkias

Title:	Attorney-in-Fact

Address:	c/o Prime Marine Corporation 4, Possidonos Ave. 176 74 Kallithea Athens, Greece
Fax:	+30 210 94 64 903

Attention:	Mr. Stathis Topouzoglou, Mr. Michael Chalkias and Mr. George Papathanassiou

Email:	top@prime-marine.net, mgc@prime-marine.net and gpp@prime-marine.net

SIGNED for and on behalf of	)
KAREI SHIPPING, INC.	)
as an Original Time-Charter Owner	)	/s/ Michael Chalkias

By:	Michael Chalkias

Title:	Attorney-in-Fact

Address:	c/o Prime Marine Corporation 4, Possidonos Ave. 176 74 Kallithea Athens, Greece
Fax:	+30 210 94 64 903

Attention:	Mr. Stathis Topouzoglou, Mr. Michael Chalkias and Mr. George Papathanassiou

Email:	top@prime-marine.net, mgc@prime-marine.net and gpp@prime-marine.net

SIGNED for and on behalf of	)
KOI SHIPPING, INC.	)
as an Original Time-Charter Owner	)	s/ Michael Chalkias

By:	Michael Chalkias

Title:	Attorney-in-Fact

Address:	c/o Prime Marine Corporation 4, Possidonos Ave. 176 74 Kallithea Athens, Greece

Fax:	+30 210 94 64 903

Attention:	Mr. Stathis Topouzoglou, Mr. Michael Chalkias and Mr. George Papathanassiou

Email:	top@prime-marine.net, mgc@prime-marine.net and gpp@prime-marine.net

SIGNED for and on behalf of	)
ARCTIC CHAR SHIPPING, INC.	)
as an Original Time-Charter Owner	)	s/ Michael Chalkias

By:	Michael Chalkias

Title:	Attorney-in-Fact

Address:	c/o Prime Marine Corporation 4, Possidonos Ave. 176 74 Kallithea Athens, Greece

Fax:	+30 210 94 64 903

Attention:	Mr. Stathis Topouzoglou, Mr. Michael Chalkias and Mr. George Papathanassiou

Email:	top@prime-marine.net, mgc@prime-marine.net and gpp@prime-marine.net

SIGNED for and on behalf of	)
ARCTIC FLOUNDER SHIPPING, INC.	)
as an Original Time-Charter Owner	)	s/ Michael Chalkias

By:	Michael Chalkias

Title:	Attorney-in-Fact

Address:	c/o Prime Marine Corporation 4, Possidonos Ave. 176 74 Kallithea Athens, Greece

Fax:	+30 210 94 64 903

Attention:	Mr. Stathis Topouzoglou, Mr. Michael Chalkias and Mr. George Papathanassiou

Email:	top@prime-marine.net, mgc@prime-marine.net and gpp@prime-marine.net

SIGNED for and on behalf of	)
KIHADA SHIPPING, INC.	)
as an Original Time-Charter Owner	)	s/ Michael Chalkias

By:	Michael Chalkias

Title:	Attorney-in-Fact

Address:	c/o Prime Marine Corporation 4, Possidonos Ave. 176 74 Kallithea Athens, Greece

Fax:	+30 210 94 64 903

Attention:	Mr. Stathis Topouzoglou, Mr. Michael Chalkias and Mr. George Papathanassiou

Email:	top@prime-marine.net, mgc@prime-marine.net and gpp@prime-marine.net

ORIGINAL BAREBOAT OWNERS

SIGNED for and on behalf of	)
FSL-25 PTE. LTD.	)
as an Original Bareboat Owner	)	/s/ Cheong Chee Tham

By:	Cheong CHee Tham

Title:	Director

Address:	9 Temasek Boulevard #19-03, Suntec Tower Two Singapore 038989
Fax:	+65 6836 6001

Attention:	Kwa Lay San and Cheong Chee Tham

Email:	lskwa@firstshiplease.com and ctcheong@firstshiplease.com

SIGNED for and on behalf of	)
FSL-26 PTE. LTD.	)
as an Original Bareboat Owner	)	/s/ Cheong Chee Tham

By:	Cheong CHee Tham

Title:	Director

Address:	9 Temasek Boulevard #19-03, Suntec Tower Two Singapore 038989
Fax:	+65 6836 6001

Attention:	Kwa Lay San and Cheong Chee Tham

Email:	lskwa@firstshiplease.com and ctcheong@firstshiplease.com

SIGNED for and on behalf of	)
MCI TANKERS VIII PTE. LTD.	)
as an Original Bareboat Owner	)	/s/ Martijn Kouwenhoven

By:	Martijn Kouwenhoven

Title:	Director

Address:	Springleaf Tower, #27-01 3 Anson Road Singapore 079909
Fax:	+31 10 401 63 43

Attention:	Mr. Martijn Kouwenhoven with a copy to Mr. Pieter Braakenburg

Email:	martijn.kouwenhoven@nl.abnamro.com and pieter.braakenburg@nl.abnamro.com

THE EXISTING SECURITY AGENTS

SIGNED for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)
as Existing Security Agent	)
under the Commercial Facility	)	/s/ Paul Taylor

By:	Paul Taylor

Title:	Global Head of Shipping

Address:	OPER/FIN/SMO/EXT, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 45 97

Attention:	Thuy Quynh Truong (SGCIB)

Email:	thuy-quynh.truong@sgcib.com

and

Address:	OPER/FIN/SMO/IAB, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 46 22

Attention:	Marie-Cécile Fournier (SGCIB)

Email:	marie-cecile.fournier@sgcib.com

SIGNED for and on behalf of	)
DANMARKS SKIBSKREDIT A/S	)
as Existing Security Agent under the DSF Facility	)	/s/ Ole Staergaard
/s/ Thomas Schiltmann

By:	Ole Staergaard and Thomas Schiltmann

Title:	SRM

Address:	Sankt Annae Plads 3 DK-1250 Copenhagen K Denmark
Fax:	+ 45 33 33 96 66

Attention:	Ole Staergaard

Email:	ols@shipfinance.dk

SIGNED for and on behalf of THE	)
HONGKONG AND SHANGHAI BANKING	)
CORPORATION LIMITED	)
as Existing Security Agent	)
under the HSBC/DBS Facility	)	/s/ Wong Su Kuin

By:	Wong Su Kuin

Title:	Head of Corporate Trust and Loan Agency

Address:	20 Pasir Panjang Road (East Lobby) #12-21 Mapletree Business City Singapore 117439
Fax:	+ 65 6225 3770

Attention:	Head of Corporate Trust and Loan Agency

Email:	sukuinwong@hsbc.com.sg

SIGNED for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)
as Existing Security Agent	)
under the Sinosure Facility	)	/s/ Paul Taylor

By:	Paul Taylor

Title:	Global Head of Shipping

Address:	OPER/FIN/SMO/EXT, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 45 97

Attention:	Thuy Quynh Truong (SGCIB)

Email:	thuy-quynh.truong@sgcib.com

and

Address:	OPER/FIN/SMO/IAB, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 46 22

Attention:	Marie-Cécile Fournier (SGCIB)

Email:	marie-cecile.fournier@sgcib.com

SIGNED for and on behalf of	)
DBS BANK LTD.	)
as Existing Security Agent	)
under the UniCredit/DBS Facility	)	/s/ Audrey Koh

By:	Audrey Koh

Title:	Managing Director

Address:	12 Marina Boulevard Level 46 Marina Bay Financial Centre Tower 3 Singapore 018982
Fax:	+ 65 6227 9183 / +65 6324 4127

Attention:	Teo Kok Leong / Audrey Koh / Allan Goh

Email:	kokleongteo@dbs.com, audreykoh@dbs.com, allan@dbs.com,

THE FACILITY REPRESENTATIVES

SIGNED for and on behalf of	)
THE EXPORT-IMPORT BANK OF CHINA	)
as a Facility Representative under	)
the CEXIM Facility	)	/s/ Theodora Kokota

By:	Theodora Kokota

Title:	Attorney-in-Fact

Address:	Transportation Finance Department No. 30. Fu Xing Men Nei Street Xicheng District Beijing 100031 The People’s Republic of China
Fax:	+86 10 8357 8428 / 8459

Attention:	Mr. Chen Nan

Email:	chennan@eximbank.gov.cn

SIGNED for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)
as a Facility Representative under	)
the Commercial Facility	)	/s/ Paul Taylor

By:	Paul Taylor

Title:	Global Head of Shipping

Address:	OPER/FIN/SMO/EXT, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 45 97

Attention:	Thuy Quynh Truong (SGCIB)

Email:	thuy-quynh.truong@sgcib.com

and

Address:	OPER/FIN/SMO/IAB, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 46 22

Attention:	Marie-Cécile Fournier (SGCIB)

Email:	marie-cecile.fournier@sgcib.com

SIGNED for and on behalf of	)
DANSKE BANK A/S	)
as a Facility Representative under	)
the Danske Facility	)	/s/ Oivind Haraldsen

By:	Oivind Haraldsen

Title:	Global Head of Shipping

Address:	Holmens Kanal 2 12, DK 1092 Copenhagen Denmark
Fax:	+45 45 12 87 22

Attention:	4754 Loan Management and Søren Geertsen

Email:	loanmandk@danskebank.com ; soeren.geertsen@danskebank.dk; and tbjr@danskebank.dk .

SIGNED for and on behalf of	)
DANMARKS SKIBSKREDIT A/S	)
as a Facility Representative	)
under the DSF Facility	)	/s/ Ole Staergaard
/s/ Thomas Schiltmann

By:	Ole Staergaard and Thomas Schiltmann

Title:	SRM

Address:	Sankt Annae Plads 3 DK-1250 Copenhagen K Denmark
Fax:	+ 45 33 33 96 66

Attention:	Ole Staergaard

Email:	ols@shipfinance.dk

SIGNED for and on behalf of	)
THE HONGKONG AND SHANGHAI BANKING	)
CORPORATION LIMITED as a	)

Facility Representative under the HSBC / DBS Facility	)	/s/ Wong Su Kuin

By:	Wong Su Kuin

Title:	Head of Corporate Trust and Loan Agency

Address:	20 Pasir Panjang Road (East Lobby) #12-21 Mapletree Business City Singapore 117439
Fax:	+ 65 6225 3770

Attention:	Head of Corporate Trust and Loan Agency

Email:	sukuinwong@hsbc.com.sg

SIGNED for and on behalf of	)
NORDEA BANK DANMARK A/S	)
as a Facility Representative	)
under the Nordea Facility	)	/s/ Jesper Stahl
/s/ Henrik Smidt

By:	Jesper Stahl and Henrik Smidt

Title:	VP

Address:	Shipping, Offshore & Oil Services Christiansbro Strandgade 3 PO Box 850 0900 Copenhagen
Fax:	+45 33 33 55 09

Attention:	Shipping, Offshore & Oil Services

Email:	shipping.dk@nordea.com and jesper.stahl@nordea.com

SIGNED for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)
as a Facility Representative under	)
the Sinosure Facility	)	/s/ Paul Taylor

By:	Paul Taylor

Title:	Global Head of Shipping

Address:	OPER/FIN/SMO/EXT, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 45 97

Attention:	Thuy Quynh Truong (SGCIB)

Email:	thuy-quynh.truong@sgcib.com

and

Address:	OPER/FIN/SMO/IAB, Rue d'aubervilliers 189, 75886 PARIS CEDEX 18 France
Fax:	+33 1 46 92 46 22

Attention:	Marie-Cécile Fournier (SGCIB)

Email:	marie-cecile.fournier@sgcib.com

SIGNED for and on behalf of	)
UNICREDIT BANK AG	)
as a Facility Representative under	)
the UniCredit / DBS Facility	)	/s/ Michael Choo
/s/ Jaime Foo

By:	Michael Choo and Jaime Foo

Title:	MD and Vice President

Address:	30 Cecil Street #25-01 Prudential Tower Singapore 049712
Fax:	+65 6413 3533 / +65 6413 3686

Attention:	Michael Choo / Jaime Foo / Goh Lee Ping / Cheah Soo Lee / Banking Services Asia

Email:	leeping.goh@unicredit.eu, soolee.cheah@unicredit.eu, and michael.choo@unicredit.eu

THE UNDERWRITING SUPER SENIOR PROVIDERS

SIGNED for and on behalf of	)
DANMARKS SKIBSKREDIT A/S	)
as an Underwriting Super Senior Provider	)	/s/ Ole Staergaard
/s/ Thomas Schiltmann

By:	Ole Staergaard and Thomas Schiltmann

Title:	SRM

Address:	Sankt Annae Plads 3 DK-1250 Copenhagen K Denmark
Fax:	+ 45 33 33 96 66

Attention:	Ole Staergaard

Email:	ols@shipfinance.dk

SIGNED for and on behalf of	)
DANSKE BANK A/S	)
as an Underwriting Super Senior Provider	)	/s/ Oivind Haraldsen

By:	Oivind Haraldsen

Title:	Global Head of Shipping

Address:	Holmens Kanal 2 12 DK 1092 Copenhagen Denmark
Fax:	+45 45 12 87 22

Attention:	4754 Loan Management and Søren Geertsen

Email:	loanmandk@danskebank.com ; soeren.geertsen@danskebank.dk; and tbjr@danskebank.dk .

SIGNED for and on behalf of	)
HSH NORDBANK AG	)
as an Underwriting Super Senior Provider	)	/s/ Jens Babendererde
/s/ Markus Wenker

By:	Jens Babendererde and Markus Wenker

Title:	................................................................

Address:	Gerhart-Hauptmann-Platz 50 D-20095 Hamburg Germany
Fax:	+49 40 33 33 34 269

Attention:	Shipping Department

Email:	markus.wenker@hsh-nordbank.com

SIGNED for and on behalf of	)
NORDEA BANK DANMARK A/S	)
as an Underwriting Super Senior Provider	)	/s/ Jesper Stahl
/s/ Henrik Smidt

By:	Jesper Stahl and Henrik Smidt

Title:	VP

Address:	Shipping, Offshore & Oil Services Christiansbro Strandgade 3 PO Box 850 0900 Copenhagen
Fax:	+45 33 33 55 09

Attention:	Shipping, Offshore & Oil Services

Email:	shipping.dk@nordea.com and jesper.stahl@nordea.com

THE HEDGING BANKS

SIGNED for and on behalf of	)
BNP PARIBAS as a Hedging Bank	)	/s/ Morten Gjesdahl

By:	Morten Gjesdahl

Title:	Head of Shipping and Offshore – Northern Europe

Address:	BNP Paribas, London Branch 10 Harewood Avenue London NW1 6AA England
Fax:	+44 207 595 2555

Attention:	Legal and Transaction Management Group - ISDA

Email:	Corporate_Operation@bnpparibas.com

SIGNED for and on behalf of	)
DANSKE BANK A/S as a Hedging Bank	)	/s/ Oivind Haraldsen

By:	Oivind Haraldsen

Title:	Global Head of Shipping

Address:	2-12 Holmens Kanal DK 1092 Copenhagen K Denmark

Fax:	+45 45 129 197

Attention:	Danske Markets Legal

Email:	loanmandk@danskebank.com ; soeren.geertsen@danskebank.dk; and tbjr@danskebank.dk .

SIGNED for and on behalf of	)
DBS BANK LTD. as a Hedging Bank	)	/s/ Audrey Koh

By:	Audrey Koh

Title:	Managing Director

Address:	12 Marina Boulevard Level 46 Marina Bay Financial Centre Tower 3 Singapore 018982

Fax:	+ 65 6227 9183 / +65 6324 4127

Attention:	Teo Kok Leong / Audrey Koh / Allan Goh

Email:	kokleongteo@dbs.com, audreykoh@dbs.com, allan@dbs.com,

SIGNED for and on behalf of	)
DEUTSCHE BANK AG,	)
(ACTING THROUGH ITS LONDON BRANCH	)
as a Hedging Bank	)	/s/ Peter Haaggnsen
/s/ Jonathan Noeman

By:	Peter Haaggnsen and Jonathan Noeman

Title:	................................................................

Address:	Deutsch Bank AG, London Winchester House 1 Great Winchester Street London EC2N 2DB
Fax:	+ 44 (0) 20 75458000

Attention:	Anand Suryanarayan

Email:	anand.suryanarayan@db.com

SIGNED for and on behalf of	)
HSH NORDBANK AG as a Hedging Bank	)	/s/ Jens Babendererde
/s/ Markus Wenker

By:	Jens Babendererde and Markus Wenker

Title:	................................................................

Address:	Legal and Group Compliance OE 0260 – Financial Markets Martensdamm 6 24103 Kiel Federal Republic of Germany
Fax:	+49 431 900 61 40 15

Attention:	Mr. Heiko Ludwig

Email:	Heiko.ludwig@hsh-nordbank.com

SIGNED for and on behalf of THE	)
HONGKONG AND SHANGHAI BANKING	)
CORPORATION LIMITED	)
(acting through its Singapore Office))
as a Hedging Bank	)	/s/ Louis Han

By:	Louis Han

Title:	Senior Vice President

Address:	21 Collyer Quay, #11-01 HSBC Building Singapore 049320
Fax:	+ 65 6538 0665

Attention:	Louis Han / Donna Duke

Email:	louishan@hsbc.com.sg / donnaduke@hsbc.com.hk

SIGNED for and on behalf of	)
NORDEA BANK FINLAND PLC	)
as a Hedging Bank	)	/s/ Jesper Stahl
/s/ Henrik Smidt

By:	Jesper Stahl and Henrik Smidt

Title:	VP

Address:	c/o Nordea Bank Danmark A/S Shipping, Offshore & Oil Services Christiansbro Strandgade 3 PO Box 850 0900 Copenhagen
Fax:	+45 33 33 55 09

Attention:	Shipping, Offshore & Oil Services

Email:	shipping.dk@nordea.com and jesper.stahl@nordea.com

SIGNED for and on behalf of	)
SOCIÉTÉ GÉNÉRALE as a Hedging Bank	)	/s/ Pascale Moreau

By:	Pascale Moreau

Title:	Global Finance Managing Director Global Co-head of interest rate & Forex Derivatives

Address:	MARK/FIC/IFD Tour Société Générale Cours Valmy 17 92987 Paris La Defense 7 CEDEX
Fax:	+33 1 42 13 67 10

Attention:	Pascale Moreau (SGCIB)

Email:	pascale.moreau@sgcib.com

SIGNED for and on behalf of	)
SKANDINAVISKA ENSKILDA	)
BANKEN AB (PUBL) as a Hedging Bank	)	/s/ Egil Aarresrad

By:	Egil Aarrestad

Title:	Senior Client Executive

Address:	Skandinaviska Enskilda Banken AB (publ) SE-106 40 Stockholm Sweden
Fax:	_______________________________

Attention:	MB Legal Documentation Unit

Email:	Egil.Aarrestad@seb.no and Monica.Wendesten@seb.se

CO-ORDINATOR

SIGNED for and on behalf of	)
DANSKE BANK A/S as Co-Ordinator	)	/s/ Oivind Haraldsen

By:	Oivind Haraldsen

Title:	Global Head of Shipping

Address:	2-12 Holmens Kanal DK 1092 Copenhagen K Denmark
Fax:	+45 45 12 87 22

Attention:	4754 Loan Management and Søren Geertsen

Email:	loanmandk@danskebank.com ; soeren.geertsen@danskebank.dk; and tbjr@danskebank.dk .

ADMINISTRATIVE AGENT

SIGNED for and on behalf of	)
DANSKE BANK A/S	)
as proposed Administrative Agent	)	/s/ Oivind Haraldsen

By:	Oivind Haraldsen

Title:	Global Head of Shipping

Address:	2-12 Holmens Kanal DK 1092 Copenhagen K Denmark
Fax:	+45 45 12 87 22

Attention:	4754 Loan Management and Søren Geertsen

Email:	loanmandk@danskebank.com ; soeren.geertsen@danskebank.dk; and tbjr@danskebank.dk.

SECURITY AGENT

SIGNED for and on behalf of	)
NORDEA BANK DANMARK A/S	)
as proposed Security Agent	)	/s/ Jesper Stahl
/s/ Henrik Smidt

By:	Jesper Stahl and Henrik Smidt

Title:	VP

Address:	Shipping, Offshore & Oil Services Christiansbro Strandgade 3 PO Box 850 0900 Copenhagen
Fax:	+45 33 33 55 09

Attention:	Shipping, Offshore & Oil Services

Email:	shipping.dk@nordea.com and jesper.stahl@nordea.com